UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☒	Definitive Proxy Statement
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VIACOM INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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January 19, 2018

Dear Viacom Stockholders:

We are pleased to invite you to attend the Viacom Inc. 2018 Annual Meeting of Stockholders. The meeting will be held on Thursday, March 8, 2018 at Viacom’s corporate headquarters at 1515 Broadway, New York, New York, beginning at 9:00 a.m., Eastern Standard Time.

At this year’s meeting, we will be electing nine members of our Board of Directors and ratifying the appointment of our independent auditor, as described in the proxy statement.

To help reduce costs and the environmental impact of printing the proxy materials, we encourage you to take advantage of electronic delivery of proxy materials by following the instructions in the proxy statement. Stockholders who have not elected to receive proxy materials electronically or in print will receive in the mail a Notice of Internet Availability of Proxy Materials that tells you how to:

●

Access the Notice of 2018 Annual Meeting of Stockholders and Proxy Statement, our Stockholder Letter and our Annual Report on Form 10-K for the fiscal year ended September 30, 2017 through http://proxymaterials.viacom.com; and

●

Submit your vote if you hold shares of Class A common stock. Class A common stockholders can submit their vote by telephone, the Internet or in person at the Annual Meeting. Class A holders will also find instructions on how to vote their shares on their proxy card or voting instruction card.

We appreciate your continued support of Viacom and look forward to seeing you at the Annual Meeting.

THOMAS J. MAY	ROBERT M. BAKISH
Chairman of the Board of Directors	President and Chief Executive Officer

NOTICE OF 2018 ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT

The Viacom Inc. 2018 Annual Meeting of Stockholders will be held on Thursday, March 8, 2018 at Viacom’s corporate headquarters at 1515 Broadway, New York, New York, beginning at 9:00 a.m., Eastern Standard Time. At the meeting, we will consider:

1.	The election of the nine director nominees identified in the proxy statement;
2.	Ratification of the appointment of PricewaterhouseCoopers LLP to serve as our independent auditor for our fiscal year 2018; and
3.	Such other business as may properly come before the meeting.

Holders of Class A common stock at the close of business on our record date of January 18, 2018 are entitled to notice of and to vote at the Annual Meeting and any postponement or adjournment of the meeting. For a period of at least ten days prior to the Annual Meeting, a complete list of stockholders entitled to vote at the Annual Meeting will be open for examination by any stockholder during ordinary business hours at our corporate headquarters located at 1515 Broadway, New York, New York.

Holders of Class B common stock are not entitled to vote at the Annual Meeting, but are invited to attend the meeting and will receive the proxy materials for informational purposes.

National Amusements, Inc., which beneficially owned approximately 79.8% of the shares of Class A common stock as of our record date, has advised us that it intends to vote all of its shares of Class A common stock in accordance with the recommendations of the Board of Directors on each of the items of business identified above, which will be sufficient to constitute a quorum and to determine the outcome of each item under consideration.

If you plan to attend the Annual Meeting, you will need to obtain an admission ticket and present photo identification. Instructions on how to obtain an admission ticket are on page 3 of the proxy statement (“How do I gain admission to the Annual Meeting?”).

By order of the Board of Directors,

CHRISTA A. D’ALIMONTE

Executive Vice President, General Counsel and Secretary

January 19, 2018

QUESTIONS AND ANSWERS ABOUT THE 2018 ANNUAL MEETING OF STOCKHOLDERS

2018 PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THE 2018 ANNUAL MEETING OF STOCKHOLDERS

What is the purpose of this proxy statement?

The Viacom Board of Directors (the “Board of Directors” or “Board”) is soliciting a proxy from each stockholder of our Class A common stock to vote on	the items to be considered at the 2018 Annual Meeting of Stockholders (the “Annual Meeting”), which will be held on Thursday, March 8, 2018.

What is the Notice of Internet Availability of Proxy Materials?

The Notice of Internet Availability of Proxy Materials is a document that:

●   Indicates that our Stockholder Letter, Notice of 2018 Annual Meeting of Stockholders and Proxy Statement, and Annual Report on Form 10-K for the fiscal year ended September 30, 2017 are available at http://proxymaterials.viacom.com;

●   Provides instructions on how Class A stockholders may vote their shares; and

●   Indicates how you may request printed copies of these materials, including, for holders of Class A common stock, the proxy card or voting instruction card.

We will begin distributing the Notice of Internet Availability of Proxy Materials on or about January 22, 2018.

What items of business will be voted on at the Annual Meeting and what vote does the Board of Directors recommend?

At the meeting, we will consider: 1. The election of the nine director nominees identified in this proxy statement, and the Board of Directors recommends a vote “FOR” each of those nominees; and	2. The ratification of the appointment of PricewaterhouseCoopers LLP to serve as our independent auditor for our fiscal year 2018, and the Board recommends a vote “FOR” ratification.

Who is entitled to vote at the Annual Meeting?

If you are a holder of Class A common stock:

Holders of our Class A common stock as of the record date of January 18, 2018 are entitled to notice of and to vote at the Annual Meeting and any postponement or adjournment of the meeting.

If you are a holder of Class B common stock:

Holders of our non-voting Class B common stock are not entitled to vote at the Annual Meeting, or any postponement or adjournment of the meeting, and will receive this proxy statement and related materials for informational purposes.

VIACOM INC.	2018 Proxy Statement 1

QUESTIONS AND ANSWERS ABOUT THE 2018 ANNUAL MEETING OF STOCKHOLDERS

How many shares can vote at the Annual Meeting?

At the close of business on the record date of January 18, 2018, we had 49,431,181 shares of Class A common stock outstanding, and each of those shares is entitled to one vote. Shares of Class B common stock are not entitled to vote.

How many shares must be present or represented at the Annual Meeting to conduct business?

Under our Amended and Restated Bylaws, the holders of a majority of the aggregate voting power of the Class A common stock outstanding on the record date must be present in person or by proxy at the Annual Meeting to constitute a quorum to conduct business at the Annual Meeting. Abstentions will be treated as present for purposes of determining a quorum. The shares of our Class A common stock held by National Amusements, Inc. (“NAI”) will be present at the Annual Meeting and will constitute a quorum.

What vote is required to approve each of the items of business?

Under our Amended and Restated Bylaws, the affirmative vote of the holders of a majority of the aggregate voting power of the Class A common stock present (whether in person or by proxy) and entitled to vote at the Annual Meeting is required to approve the items listed above.

At the close of business on our record date, NAI beneficially owned, directly and through wholly-owned subsidiaries, approximately 79.8% of our outstanding Class A common stock. NAI has advised us that it intends to vote all of the shares of Class A common stock held by it and its wholly-owned subsidiaries in accordance with the recommendations of the Board of Directors on each of the items listed above.

How can I vote my shares at the Annual Meeting?

Voting by Proxy

Holders of Class A common stock may submit a proxy by:

●

following the instructions on your Notice of Internet Availability of Proxy Materials, proxy card or voting instruction card to vote by telephone or the Internet. These instructions can also be found at http://proxymaterials.viacom.com. Your telephone or Internet proxy must be received no later than 11:59 p.m., Eastern Standard Time, on March 7, 2018; or

●	completing, signing, dating and returning the proxy card or voting instruction card so that it is received prior to the Annual Meeting.

Robert M. Bakish and Christa A. D’Alimonte (the “proxy holders”) have been designated by our Board of Directors to vote the shares represented by proxy at the Annual Meeting. Mr. Bakish and Ms. D’Alimonte are executive officers of Viacom, and Mr. Bakish is also a director and director nominee.

●	The proxy holders will vote the shares represented by your valid and timely received proxy in accordance with your instructions.
●	If you do not specify instructions on your proxy when you submit it, the proxy holders will vote the shares represented by the proxy in accordance with the recommendations of the Board of Directors on each item of business listed above.
●	If any other matter properly comes before the Annual Meeting, the proxy holders will vote the shares represented by proxy on that matter in their discretion.

Voting Shares Held in the Viacom 401(k) Plan

Voting instructions for shares of Class A common stock held in the Viacom 401(k) plan must be received by 11:59 p.m., Eastern Standard Time, on March 5, 2018, so that the trustee of the plan (who votes the shares on behalf of plan participants) has adequate time to tabulate the voting instructions. Shares held in the Viacom 401(k) plan that are not voted, or for which the trustee does not receive timely voting instructions, will be voted by the trustee in the same proportion as the shares held in the plan that are timely voted, except as otherwise required by law.

Voting other than by Proxy

While we encourage voting in advance by proxy, holders of Class A common stock (other than shares held in the Viacom 401(k) plan) also have the option of voting their shares in person at the Annual Meeting.

2 VIACOM INC.	2018 Proxy Statement

QUESTIONS AND ANSWERS ABOUT THE 2018 ANNUAL MEETING OF STOCKHOLDERS

Can I change my vote or revoke my proxy after I return my proxy card?

Shares Held other than in the Viacom 401(k) Plan

You may change your vote or revoke your proxy at any time before your proxy is voted at the Annual Meeting by:

●

submitting a proxy bearing a later date than the proxy being revoked to Broadridge, P.O. Box 9111, Farmingdale, NY 11735, so long as it is received by 11:59 p.m., Eastern Standard Time, on March 7, 2018;

●	voting again by telephone or the Internet by 11:59 p.m., Eastern Standard Time, on March 7, 2018;
●	sending written notice to Christa A. D’Alimonte, Secretary, Viacom Inc., 1515 Broadway, New York, NY 10036-5794, so long as it is received by 11:59 p.m., Eastern Standard Time, on March 7, 2018; or
●	attending the Annual Meeting and voting in person.

Shares Held in the Viacom 401(k) Plan

Voting instructions relating to shares of Class A common stock held in the 401(k) plan may be revoked prior to 11:59 p.m., Eastern Standard Time, on March 5, 2018 by:

●	submitting voting instructions bearing a later date than the voting instructions being revoked to Broadridge, P.O. Box 9111, Farmingdale, NY 11735;
●	voting again by telephone or the Internet; or
●	sending written notice to Christa A. D’Alimonte, Secretary, Viacom Inc., 1515 Broadway, New York, NY 10036-5794.

What effect do abstentions and broker non-votes have on the items of business?

An abstention on either of the items listed above will be treated as present for the purpose of determining whether a quorum is present, but will have the effect of a vote against that item.

If you hold shares of our Class A common stock beneficially in “street name” and do not provide your broker or other nominee specific voting instructions, your shares may constitute “broker non-votes.” Broker non-votes occur when (i) a broker is not permitted, under applicable stock exchange rules, to vote on a matter without instructions from the beneficial owner and (ii) instructions are not given. Brokers are not permitted to vote on item 1 (the election of directors) above without receiving specific voting instructions from the beneficial holder of the shares. Therefore, if you are a beneficial holder of our Class A common stock and do not give your broker/nominee specific voting instructions on item 1 (the election of directors), your shares will not be voted on that item and a broker non-vote will occur. Broker non-votes are treated as present for the purpose of determining whether a quorum is present, but will have no effect on the voting results for item 1.

If you are a beneficial holder of our Class A common stock and do not give your broker/nominee specific voting instructions on item 2 (the ratification of the appointment of our independent auditor), your broker/nominee may vote your shares on that item in his or her discretion.

How do I gain admission to the Annual Meeting?

If you are a registered holder of Class A common stock:

Please mark the appropriate box on the proxy card, or indicate that you plan to attend the meeting when you vote by telephone or the Internet, and an admission ticket will be sent to you. Please bring photo identification with you for admittance to the meeting.

If you are a registered holder of Class B common stock or hold Class A or

Class B common stock beneficially in a brokerage account or otherwise:

You must obtain an admission ticket in advance by sending a written request along with proof of ownership (such as your brokerage firm account statement or statement of holdings from our transfer agent) to Director, Shareholder Relations, Viacom Inc., 1515 Broadway, 52nd Floor, New York, New York 10036-5794. Please bring photo identification with you for admittance to the meeting.

VIACOM INC.	2018 Proxy Statement 3

QUESTIONS AND ANSWERS ABOUT THE 2018 ANNUAL MEETING OF STOCKHOLDERS

Who pays the cost of soliciting votes for the Annual Meeting?

We will pay the cost of the solicitation of proxies, including the preparation, website posting, printing and delivery of the proxy materials. We will furnish copies of these materials to banks, brokers, fiduciaries, custodians and other nominees that hold shares on behalf of beneficial owners so that they may forward the materials to beneficial owners.

Who will count the votes?

We have retained American Election Services, LLC to tabulate the votes and serve as the independent inspector of election for the Annual Meeting.

Where can I find the voting results of the Annual Meeting?

We will publish the final results of the voting in a Current Report on Form 8-K within four business days following the Annual Meeting.

How can I elect to receive future stockholder communications such as proxy materials electronically?

We highly recommend that you receive electronic delivery of Viacom proxy statements, annual reports and other stockholder communications. This helps reduce the use of paper and lowers our printing, postage and other costs. If you have not previously enrolled in electronic delivery of such materials, you can elect to participate when you vote on the Internet. You can also enroll at www.icsdelivery.com/viacom.

Stockholders who have not enrolled in electronic delivery will receive by mail the Notice of Internet Availability of Proxy Materials indicating that our proxy materials are available at http://proxymaterials.viacom.com, unless you have advised us that you prefer to receive a printed copy.

COMPANY INFORMATION AND MAILING ADDRESS

We were organized as a Delaware corporation in 2005 in connection with our separation from former Viacom Inc. (“Former Viacom”), now known as CBS Corporation, which was effective January 1, 2006. Our mailing address is Viacom Inc., 1515 Broadway, New York, NY 10036-5794, and our telephone number is (212) 846-6000. Our website address is

www.viacom.com. References in this proxy statement to “Viacom,” “company,” “we,” “us” and “our” refer to Viacom Inc. and our consolidated subsidiaries, unless the context requires otherwise. Information on our website is not intended to be incorporated into this proxy statement.

4 VIACOM INC.	2018 Proxy Statement

ITEM 1 – ELECTION OF DIRECTORS

ITEM 1 – ELECTION OF DIRECTORS

The election of nine directors is proposed by the Board of Directors. In accordance with our Amended and Restated Certificate of Incorporation and

Amended and Restated Bylaws, each director will hold office for a term of one year and until his or her successor is duly elected and qualified.

Our Director Nominees

The Governance and Nominating Committee is responsible for reviewing the composition of our Board annually after considering the Board’s anticipated needs for the upcoming year. In recommending director nominees to our Board, the members of the Governance and Nominating Committee consider information on the experience and qualifications of each director nominee, including each nominee’s independence, each incumbent director’s performance as a Viacom Board member, and an overall assessment of the Board’s functioning.

All of our director nominees are current members of our Board of Directors. The Governance and Nominating Committee unanimously recommended to the Board that the director nominees be invited to stand for re-election at the Annual Meeting.

Director Qualifications and Biographies

The Governance and Nominating Committee, consistent with the desires of the full Board and our controlling stockholder, seeks to achieve a Board that represents a diverse mix of skills, perspectives, talents, backgrounds and education that will enhance our decision-making process, oversee management’s execution of strategic objectives and represent the interests of all of our stockholders. Independence is a key factor when considering the director nominees, as are critical thinking skills, practical wisdom and mature judgment in the decision-making process. Our Board composition reflects our commitment to include individuals from diverse backgrounds and with diverse experience, and the members of our Governance and Nominating Committee are mindful of that objective when they nominate directors for election. Our Board composition also reflects the Governance and Nominating Committee’s determination as to the appropriate size of the Board to facilitate effective communication and cooperation.

The information that follows includes each director nominee’s:

●

independence status as determined by the Board of Directors in accordance with the standards set forth in our Corporate Governance Guidelines and the listing standards of the NASDAQ Global Select Market (“NASDAQ”), as discussed under “Our Board of Directors”;

●	tenure on our Board and the Board of Former Viacom, as applicable;
●	experience, qualifications, attributes and skills that the Governance and Nominating Committee and the Board considered in concluding that each director nominee should serve on Viacom’s Board; and
●	service on the boards of directors of other public companies and investment companies during the past five years.

Important information about Viacom’s corporate governance practices, the responsibilities and functioning of the Board and its committees, director compensation and related person transactions is found elsewhere in this proxy statement. We encourage you to review this information in connection with your decisions on the election of the director nominees.

Robert M. Bakish	Not Independent

Mr. Bakish, age 54, has been a member of our Board of Directors and our President and Chief Executive Officer since December 12, 2016, having served as Acting President and Chief Executive Officer beginning November 15, 2016. Mr. Bakish is being re-nominated to our Board due to his extensive knowledge of Viacom, including his approximately 20 years in various positions in the company and as our President and CEO, and his deep understanding of our industry. Mr. Bakish joined Former Viacom in 1997 and has held leadership positions throughout the organization, including as President and Chief Executive Officer of Viacom International Media Networks and its predecessor company, MTV Networks International (“MTVNI”), from 2007 to 2016; as President of MTVNI; as Executive Vice President, Operations and Viacom Enterprises and as Executive Vice President and Chief Operating Officer, MTV Networks Advertising Sales; and as Senior Vice President, Planning, Development and Technology at Former Viacom. Before joining Former Viacom in 1997, Mr. Bakish was a partner with Booz Allen Hamilton in its Media and Entertainment practice. Mr. Bakish has served as a director of Avid Technology, Inc. since 2009.

VIACOM INC.	2018 Proxy Statement 5

ITEM 1 – ELECTION OF DIRECTORS

Cristiana Falcone Sorrell	Independent

Ms. Falcone Sorrell, age 44, has been a member of our Board since March 21, 2013. Ms. Falcone Sorrell is being re-nominated to our Board because of her independence, her critical thinking, her experience and talent as a consultant and her international experience and extensive global network. She serves as Senior Adviser to the Chairman at the World Economic Forum. She also served as Principal Consultant, Office of Outreach and Partnerships, for the Inter-American Development Bank from 2011 to 2015. Prior to joining the World Economic Forum in 2004, Ms. Falcone Sorrell held positions at the International Labour Organization and Shell. Ms. Falcone Sorrell is Chief Executive Officer of JMCMRJ Sorrell Foundation, a member of the Italian National Press Guild, a board member of Internews and a member of the board of trustees of The Paley Center for Media. Ms. Falcone Sorrell has served as a director of Revlon, Inc. since 2014.

Thomas J. May	Independent

Mr. May, age 70, has been a member of our Board since August 18, 2016 and its Chairman since September 14, 2016. Mr. May is being re-nominated to our Board because of his independence and his extensive experience as a chief executive officer and director, leading and advising major companies in the energy and financial sectors. Mr. May served as the Chairman of Eversource Energy from 2013 to 2017 and as its President and Chief Executive Officer and as a Trustee from 2012 to 2016. Mr. May has served as a director of Bank of America Corporation since 2004. He has served as a director of Liberty Mutual Holding Company Inc., which is privately held, since 2002, and as a director and the Chairman of each of The Connecticut Light and Power Company, NSTAR Electric Company (and as its President and Chief Executive Officer and Trustee from 1994 to 2012), NSTAR Gas Company, Public Service Company of New Hampshire, Western Massachusetts Electric Company and Yankee Gas Services Company, which are also privately held, since 2012. He is Chairman of the Stonehill College Board of Trustees and a trustee of the Dana-Farber Cancer Institute.

Judith A. McHale	Independent

Ms. McHale, age 71, has been a member of our Board since August 18, 2016. Ms. McHale is being re-nominated to our Board because of her independence and experience leading a major media conglomerate, her expertise in global affairs, and her background in operations and financial management. Ms. McHale currently serves as President and Chief Executive Officer of Cane Investments, LLC, a private investment company, which she joined in 2011. From 2009 to 2011, Ms. McHale served as the Under Secretary of State for Public Diplomacy and Public Affairs for the U.S. Department of State. From 2004 to 2006, Ms. McHale served as the President and Chief Executive Officer of Discovery Communications, Inc., the parent company of Discovery Channel, and served as its President and Chief Operating Officer from 1995 to 2004. In 2006, Ms. McHale worked with private equity firm Global Environment Fund to launch the GEF/Africa Growth Fund, an investment vehicle focused on supplying expansion capital to small and medium-sized enterprises that provide consumer goods and services in emerging African markets. She has served on the boards of Ralph Lauren Corporation since 2011 and Hilton Worldwide Holdings Inc. since 2013. She previously served on the boards of SeaWorld Entertainment, Inc., Host Hotel & Resorts, Inc., DigitalGlobe Inc., John Hancock Financial Services, Inc. and Potomac Electric Power Company.

Ronald L. Nelson	Independent

Mr. Nelson, age 65, has been a member of our Board since August 18, 2016. Mr. Nelson is being re-nominated to our Board because of his independence and experience as a chief executive officer, chief financial officer and chief operating officer of major companies and his long-standing background in the media industry. He currently serves as the Executive Chairman of Avis Budget Group, Inc., having previously served as its Chairman and Chief Executive Officer from 2006 to 2015 and its Chief Operating Officer from 2010 until 2015. Prior to that, Mr. Nelson held several executive finance and operating roles, beginning in April 2003, with Cendant Corporation, including as Chief Financial Officer and President, and also served as a director from 2003 to 2006. From 1994 to 2003, Mr. Nelson served as Co-Chief Operating Officer of DreamWorks SKG. Prior to that, he was Executive Vice President, Chief Financial Officer and a director at Paramount Communications, Inc., formerly Gulf + Western Industries, Inc. Mr. Nelson has served on the boards of Convergys Corporation and Hanesbrands, Inc. since 2008.

6 VIACOM INC.	2018 Proxy Statement

ITEM 1 – ELECTION OF DIRECTORS

Deborah Norville	Independent

Ms. Norville, age 59, has been a member of our Board since March 21, 2013. Ms. Norville is being re-nominated to our Board because of her independence, her critical thinking, and her extensive experience in the media industry. She has been the anchor of Inside Edition, a top-rated syndicated newsmagazine, since 1995. Prior to Inside Edition, Ms. Norville served as a correspondent and anchor for CBS News programs including Street Stories, 48 Hours and CBS Evening News. Previously, she anchored NBC News at Sunrise and was news anchor and co-host of NBC’s Today program. Ms. Norville is a two-time Emmy award winner with more than thirty years of reporting experience and an author of several books. She serves as a Director of the Broadcasters Foundation of America and as Co-Chair of the Duke University Parents Committee.

Charles E. Phillips, Jr.	Independent

Mr. Phillips, age 58, has been a member of our Board since January 1, 2006, having previously served as a director of Former Viacom beginning in 2004. Mr. Phillips is being re-nominated to our Board because of his independence, his experience as a senior executive in a large, multinational corporation, his financial industry background and financial and analytical expertise, his knowledge of technology issues and his familiarity with issues facing media, new media and intellectual property-driven companies. Mr. Phillips has been Chief Executive Officer of Infor, Inc. since December 2010. He was a President of Oracle Corporation from 2003 to 2010 and served as a member of its Board of Directors and Executive Management Committee from 2004 to 2010. He is also a member of the Board of Directors of the Federal Reserve Bank of New York.

Shari Redstone	Not Independent

Ms. Redstone, age 63, has been the Non-Executive Vice Chair of our Board since January 1, 2006. She also serves as Non-Executive Vice Chair of the Board of CBS Corporation. Ms. Redstone served on the Board of Former Viacom beginning in 1994, becoming Vice Chairman in June 2005. Ms. Redstone is being re-nominated to our Board because of her extensive experience in and understanding of the entertainment industry, her experience and talent managing a large business, and her position with NAI, including as one of its significant stockholders. Ms. Redstone is Co-founder and Managing Partner of Advancit Capital, an investment firm launched in 2011 that focuses on early stage companies at the intersection of media, entertainment and technology. Advancit is an investor in more than 75 companies. Ms. Redstone has been President of NAI since 2000, and also serves as a director. Ms. Redstone is a member of the board of trustees of The Paley Center for Media. Ms. Redstone is actively involved in a variety of charitable, civic, and educational organizations. She is a member of the Board of Directors at Combined Jewish Philanthropies and the John F. Kennedy Library Foundation, and sits on the Board of Trustees at the Dana-Farber Cancer Institute. Most recently, Ms. Redstone joined the Legal Services Corporation’s Leaders Council, which seeks to raise awareness of the crisis in civil legal aid and secure equal access to justice. Ms. Redstone earned a BS from Tufts University and a JD and a Masters in Tax Law from Boston University. She practiced corporate law, estate planning and criminal law in the Boston area before joining NAI. Ms. Redstone is the daughter of Sumner M. Redstone.

VIACOM INC.	2018 Proxy Statement 7

ITEM 1 – ELECTION OF DIRECTORS

Nicole Seligman	Independent

Ms. Seligman, age 61, has been a member of our Board since August 18, 2016. Ms. Seligman is being re-nominated to our Board because of her independence, her experience leading a major media conglomerate, and her exceptional achievements in the legal profession. Until March 2016, Ms. Seligman served as the President of Sony Entertainment, Inc. (beginning in 2014) and of Sony Corporation of America (beginning in 2012), and as Senior Legal Counsel of Sony Group (beginning in 2014). Ms. Seligman previously served as Executive Vice President and General Counsel of Sony Corporation from 2005 to 2014. She joined Sony in 2001 and served in a variety of other capacities during her tenure, including as a Corporate Executive Officer and Group Deputy General Counsel of Sony Corporation, and as General Counsel and an Executive Vice President at Sony Corporation of America, a subsidiary of Sony Corporation. Prior to joining Sony Corporation of America, Ms. Seligman was a partner in the litigation practice at Williams & Connolly LLP in Washington, D.C., where she worked on a broad range of complex civil and criminal matters and counseled a wide range of clients, including President William Jefferson Clinton and Lt. Col. Oliver North. Ms. Seligman joined Williams & Connolly in 1985. Ms. Seligman has been a Non-Executive Director at WPP plc since 2014 and has served as its Senior Independent Director since April 2016. She has served as Chairman of The Doe Fund Board of Directors since 2017. Ms. Seligman served as law clerk to Justice Thurgood Marshall on the Supreme Court of the United States from 1984 to 1985 and as law clerk to Judge Harry T. Edwards at the U.S. Court of Appeals for the District of Columbia Circuit from 1983 to 1984.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors recommends a vote “FOR” the election of each of the director nominees named above.

In accordance with the Board’s recommendation, the proxy holders will vote the shares of Class A common stock covered by valid and timely received proxies “FOR” the election of each of the director nominees, unless the stockholder gives instructions to the contrary. If, for any reason, any of the director nominees becomes unavailable for election, the proxy holders may exercise discretion to vote for substitute nominees proposed by the Board. Each of the director nominees has indicated that he or she will be able to serve if elected and has agreed to do so.

8 VIACOM INC.	2018 Proxy Statement

OUR BOARD OF DIRECTORS

OUR BOARD OF DIRECTORS

Our Board of Directors is currently comprised of 10 members, eight of whom are independent under the standards discussed below. The Board has three standing committees: the Audit Committee, the Compensation Committee and the Governance and Nominating Committee (collectively, the “Committees”), each of which consists solely of independent directors. Our Board met 15 times in fiscal year 2017, and each of our directors attended more than 75% of the meetings of the Board and Committees on which the director served. Under our Corporate Governance Guidelines, directors are expected to attend the Annual Meeting. Nine of our directors attended our 2017 Annual Meeting.

Board Structure

Following the Annual Meeting, our Board of Directors will be comprised of the following nine members:

●	an independent Non-Executive Chairman;
●	a Non-Executive Vice Chair;
●	our President and Chief Executive Officer; and
●	six other directors, all of whom are independent.

Mr. May, our Non-Executive Chairman, presides at all meetings of the Board of Directors and the stockholders, and develops and approves Board agendas. He and our Committee Chairs play leading roles with respect to various other matters that are appropriate for consideration by independent directors, such as executive compensation, matters involving related parties and potential conflicts of interest.

Ms. Redstone has a minority ownership interest in, and is President of, NAI. The Board of Directors believes it is appropriate for Ms. Redstone to be non-executive Vice Chair of the Board because of her extensive experience in and understanding of the entertainment industry, her experience and talent managing a large business, and her ownership interest in and role as President of NAI.

 Mr. Bakish has been a member of our Board and our President and Chief Executive Officer since December 12, 2016, having served as Acting President and Chief Executive Officer beginning November 15, 2016 and in various other key roles at Viacom and Former Viacom beginning in 1997. The Board of Directors has determined that his participation on the Board is beneficial because of his experience, talent and deep understanding of our industry, and because of his extensive knowledge of, history with and day-to-day management of Viacom.

In keeping with good corporate governance practices, we maintain a majority of independent directors and our Board Committees are comprised solely of independent directors. Independent directors have the ability to propose agenda items, including for executive sessions, to the Chairman. We believe our Board leadership structure provides the appropriate balance of independent directors, one director affiliated with our controlling stockholder and one management director, who work together to represent the interests of our entire stockholder base.

Board Role in Risk Oversight

Our Board receives regular reports from our CEO, Chief Financial Officer, General Counsel and other members of senior management regarding areas of significant risk to us, including operational, strategic, legal and regulatory, financial and reputational risks.

Certain risks that are under the purview of a particular Committee are monitored by that Committee, which then reports to the full Board as appropriate. For example, under the Compensation Committee Charter, the Compensation Committee

oversees periodic risk assessments of our compensation programs. Under the Audit Committee Charter, the Audit Committee reviews our risk assessment and risk management processes. In addition, our Chief Audit and Compliance Officer, who identifies and manages a wide range of risks companywide, reports to the Audit Committee, which in turn reports significant developments to the full Board of Directors.

VIACOM INC.	2018 Proxy Statement 9

OUR BOARD OF DIRECTORS

Director Independence

Our Corporate Governance Guidelines (the “Guidelines”) provide that a majority of our directors must be independent of Viacom, as “independence”

is defined in the NASDAQ listing standards and in the Guidelines.

NASDAQ Listing Standards

The NASDAQ listing standards provide six “bright-line” tests to determine independence. A Viacom director will not be independent if any of the following relationships exist:

●	the director is, or has been within the last three years, an employee of Viacom;
●	a family member of the director is, or has been within the last three years, an executive officer of Viacom;
●

the director has received, or a family member of the director has received, during any twelve-month period within the last three years, more than $120,000 in compensation from Viacom, other than compensation for board or board committee service, compensation paid to a family member of the director who is an employee (other than an executive officer) of Viacom, or benefits under a tax-qualified retirement plan, or non-discretionary compensation;

●

the director is, or has a family member who is, a current partner of Viacom’s outside auditor, or was a partner or employee of Viacom’s outside auditor who worked on Viacom’s audit at any time during any of the past three years;

●	the director is, or has a family member who is, employed as an executive officer of another entity where at any time during the past three years any of the executive officers of Viacom have served on the compensation committee of such other entity; or
●

the director is, or has a family member who is, a partner in, or a controlling shareholder or an executive officer of, any organization to which Viacom made, or from which Viacom received, payments for property or services in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenues for that year, or $200,000, whichever is more, other than payments arising solely from investments in Viacom’s securities or payments under non-discretionary charitable contribution matching programs.

For this purpose, “family member” means the director’s spouse, parents, children and siblings, whether by blood, marriage or adoption, or anyone residing in the director’s home.

If a director fails any of the six tests, the director must be found to be not independent. In addition, the NASDAQ listing standards provide that a director is not independent unless the Board affirmatively determines that the director has no relationship that would impair his or her independence, which we refer to as a “material relationship.”

Our Corporate Governance Guidelines

Our Guidelines provide categorical standards to assist the Board in determining what constitutes a “material relationship” with Viacom for purposes of the NASDAQ listing standards. These categorical standards are summarized below and can be found in their entirety in our Guidelines, which are posted in the “Investor Relations/Corporate Governance” section of our website at www.viacom.com.

Under the categorical standards in our Guidelines, the following relationships are generally deemed not to be material:

●

the types of relationships identified by the NASDAQ listing standard’s bright-line tests, if they occurred more than five years ago (the Board will review any such relationship if it occurred more than three but less than five years ago);

●	a relationship whereby the director has received, or an immediate family member of the director has received for service as an executive officer, $120,000 or less in direct compensation from us during any twelve-month period within the last three years; and
●	a relationship in which the director is an executive officer or employee, or an immediate family member of the director is an executive officer, of the following:
●

a company that made payments to or received payments from us for property or services in an amount that, in any of the last three fiscal years, is less than 1% of that company’s annual consolidated gross revenues;

●	a company that is either indebted to us or a creditor of ours in an amount that is less than 1% of that company’s total consolidated assets; and
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OUR BOARD OF DIRECTORS

●	a tax-exempt organization that received contributions from us in the prior fiscal year in an amount less than the greater of $500,000 and 1% of that organization’s consolidated gross revenues.

For relationships that exceed these thresholds, the determination of whether the relationship is material or not, and therefore whether the director would be independent or not, is made by the directors who are independent. In addition, the Guidelines state that, generally, the types of relationships not addressed by the NASDAQ listing standards or the categorical standards described in the Guidelines will not, by themselves, cause a director to be considered not independent. The Board may, after considering relevant facts and circumstances, determine that a director is not independent for any reason it deems appropriate.

Independence of Our Directors

When considering whether a director is independent, we believe it is important for our Board to have a range of information about the director so that it can make an informed independence determination. Our Governance and Nominating Committee and the full Board review information about:

●	the director’s employment;
●	any relationships required to be disclosed as related person transactions in this proxy statement;
●	certain other relationships not required to be disclosed in this proxy statement because they do not meet materiality thresholds;
●	any relationship of which we are aware between the director or a director’s family member and Viacom or any other Viacom director or executive officer (for example, overlapping directorships); and
●	other public company board and committee memberships and affiliations with not-for-profit organizations.

In addition, as discussed under “Related Person Transactions,” the Governance and Nominating

Committee receives reports on all transactions between related persons and us, regardless of whether such transaction is determined to involve a material interest by a related person.

Since our 2017 Annual Meeting, 80% of our directors have been independent.

In January 2018, the Board conducted its annual review of the independence of the director nominees and confirmed that seven of the nine nominees – Mses. Falcone Sorrell, McHale, Norville and Seligman, and Messrs. May, Nelson and Phillips – are independent.

With respect to specific companies with which we conduct business and an independent director is affiliated, the Governance and Nominating Committee and the Board considered that Ms. Norville is the anchor of Inside Edition, which is a CBS-owned program, and that Ms. Falcone Sorrell’s husband is Chief Executive Officer of WPP PLC. The transactions between Viacom and these entities were negotiated on an arm’s length basis. The Board determined that these transactions did not affect the respective director’s independence.

Board Committees

Committee Membership

The Board reviews and determines the membership of our Board Committees at least annually, with input from the Governance and Nominating Committee. The following discusses the membership of the Committees in fiscal year 2017, including the number of meetings held in fiscal year 2017, as well as information about the Committees, their respective roles and responsibilities and their charters. Each of our Committees has a written charter, which is posted in the “Investor Relations/Corporate Governance” section of our website at www.viacom.com.

In fiscal year 2017, the Audit Committee met eight times, the Compensation Committee met 16 times and the Governance and Nominating Committee met five times.

VIACOM INC.	2018 Proxy Statement 11

OUR BOARD OF DIRECTORS

The following table provides the composition of our Board Committees as of September 30, 2017:

Name	Audit Committee (1)	Compensation Committee (2)	Governance and Nominating Committee (3)
Cristiana Falcone Sorrell	—	—	Member
Kenneth B. Lerer(4)	—	—	Member
Thomas J. May	Member	Member	—
Judith A. McHale	Member	Chair	—
Ronald L. Nelson	Chair	—	Member
Deborah Norville	—	Member	—
Charles E. Phillips, Jr.	Member	—	—
Nicole Seligman	—	Member	Chair

(1)	From October 1, 2016 until February 6, 2017 (the date of our 2017 Annual Meeting of Stockholders), the members of our Audit Committee also included Frederic V. Salerno.
(2)	From October 1, 2016 until February 6, 2017 (the date of our 2017 Annual Meeting of Stockholders), the members of our Compensation Committee also included Blythe J. McGarvie.
(3)	From October 1, 2016 until February 6, 2017 (the date of our 2017 Annual Meeting of Stockholders), the members of our Governance and Nominating Committee also included William Schwartz.
(4)	Mr. Lerer is not standing for re-election at the Annual Meeting.

Audit Committee

Under its Charter, the Audit Committee is responsible for the following, among other things:

●

the appointment, retention, termination, compensation and oversight of the work of our independent auditor, which reports directly to the Committee, including reviewing with the independent auditor the scope, planning and staffing of the annual audit, and the sole authority to approve all services provided by the independent auditor;

●	reviewing our financial statements and related SEC filings and financial disclosures;
●	overseeing our compliance with the requirements of Section 404 of the Sarbanes-Oxley Act with respect to internal control over financial reporting;
●	reviewing our risk assessment and risk management processes;
●	reviewing our policies governing, and approving our use of, certain swap transactions;
●	overseeing our internal audit function; and
●	overseeing our compliance with legal and regulatory requirements.

For additional information on the Audit Committee’s role and its oversight of the independent auditor during fiscal year 2017, see “Report of the Audit Committee.”

The Audit Committee Charter also provides that:

●	the Committee will be comprised of at least three independent directors, each of whom also meets the separate standards for Audit Committee independence set forth in the NASDAQ listing standards;
●	all Committee members must be financially literate, and the Committee must have at least one “audit committee financial expert”;
●	the Committee will hold at least six regular meetings each calendar year;
●	the Committee will meet separately with the independent auditor at least four times each year;
●	the Committee will meet regularly in executive session with members of our senior management team; and
●	the Committee is empowered to hire outside advisors as it deems appropriate.

Audit Committee Financial Experts

The Board of Directors has determined that all of the members of the Audit Committee are independent and “financially sophisticated” under NASDAQ listing standards and qualify as “audit committee financial experts” under the regulations promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

Service on the Audit Committees of Other Public Companies

We do not restrict the number of other audit committees on which members of our Audit Committee may serve; however, in recommending director candidates to the Board and directors to serve on Committees of the Board, the Governance and Nominating Committee considers the other demands on each director’s time, including those arising from such service.

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OUR BOARD OF DIRECTORS

Compensation Committee

Under its Charter, the Compensation Committee is responsible for the following, among other things:

●	establishing and regularly reviewing our general compensation philosophy, strategy, principles and policies, including conducting periodic risk assessments of our compensation programs;
●

reviewing and approving the total compensation packages for, and key terms of any agreements with, our President and Chief Executive Officer, our other executive officers, operating managers who report to the CEO, and certain other executives;

●	reviewing and making recommendations to the Board on compensation plans and overseeing the administration of those plans;
●	determining the appropriate design for awards made under our annual cash bonus and equity compensation plans and setting related performance targets;
●	approving equity awards; and
●

evaluating the performance of our President and Chief Executive Officer, and reviewing the evaluations of other executives by the President and CEO, as appropriate, including in the context of succession planning.

For additional information on the Compensation Committee’s role, its processes for the consideration and determination of executive compensation and its use of outside advisors, see “Compensation Discussion and Analysis.”

The Compensation Committee Charter also provides that:

●

the Committee will be comprised of at least three independent directors, each of whom must be an “outside director” as defined by Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and a “non-employee director” as defined in Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

●	the Committee will hold at least four regular meetings each calendar year;
●	the Committee will meet periodically in executive session, which sessions typically include its independent compensation consultant; and
●	the Committee is empowered to hire outside advisors as it deems appropriate and will conduct annual assessments of the independence of each such advisor.

Compensation Committee’s Relationship with its Independent Compensation Consultant

In fiscal year 2017, following a comprehensive review, the Compensation Committee retained Pearl Meyer & Partners, LLC (“Pearl Meyer”), replacing Pay Governance LLC (“Pay Governance”) as its independent compensation consultant.

Pearl Meyer is (and Pay Governance was) engaged by, and reports directly to, the Compensation Committee, which has the sole authority to hire or fire Pearl Meyer and to approve fee arrangements for work performed.

Pearl Meyer assists the Compensation Committee in fulfilling its responsibilities under its Charter, including advising on proposed compensation packages for top executives, compensation program design and market practices generally. The Compensation Committee has authorized Pearl Meyer to interact with management on behalf of the Compensation Committee, as needed in connection with advising the Compensation Committee, and Pearl Meyer is included in discussions with management and, when applicable, the Compensation Committee’s outside legal counsel on matters being brought to the Compensation Committee for consideration.

It is the Compensation Committee’s policy that the Chair of the Compensation Committee or the full Compensation Committee pre-approve any additional services provided to management by its independent compensation consultant. In fiscal year 2017, neither Pay Governance nor Pearl Meyer provided services to Viacom other than to the Compensation Committee and, as described below, the Governance and Nominating Committee. The Compensation Committee has assessed the independence of Pearl Meyer pursuant to Securities and Exchange Commission (“SEC”) rules and concluded that Pearl Meyer’s work for the Compensation Committee does not raise any conflict of interest.

Governance and Nominating Committee

Under its Charter, the Governance and Nominating Committee is responsible for the following, among other things:

●	identifying and recommending to the Board potential director candidates and reviewing the composition of the Board as part of this process;
●	overseeing all aspects of our corporate governance initiatives, including periodic assessments of our principal governance documents, and making recommendations to the Board as appropriate;

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OUR BOARD OF DIRECTORS

●	establishing policy on and overseeing our entry into related person transactions;
●	establishing criteria for the annual self-assessments of the Board and its Committees;
●	reviewing and making recommendations to the Board on director compensation matters; and
●	monitoring developments in the law and practice of corporate governance.

The Governance and Nominating Committee Charter also provides that:

●	the Committee will be comprised of at least three independent directors;
●	the Committee will hold at least three regular meetings each calendar year;
●	the Committee will meet regularly in executive session; and
●	the Committee is empowered to hire outside advisors as it deems appropriate.

The Governance and Nominating Committee periodically uses an independent compensation consultant for advice on director compensation.

For additional information on the Governance and Nominating Committee’s oversight of director compensation and related person transactions, see the sections “Director Compensation” and “Related Person Transactions.”

Executive Sessions of the Board

Under our Corporate Governance Guidelines, the Board is required to hold separate executive sessions of non-management and independent directors. Mr. May, our non-executive Chairman, leads these executive sessions.

Director Nomination Process and Consideration of Diversity of Perspectives

Our Corporate Governance Guidelines and the Governance and Nominating Committee Charter set forth certain criteria for director qualifications and Board composition. These criteria include an expectation that directors have substantial accomplishments in their professional backgrounds, are able to make independent, analytical inquiries and exhibit practical wisdom and mature judgment. The Governance and Nominating Committee seeks to achieve a Board that represents a diverse mix of skills, perspectives, talents, backgrounds and education that will enhance our decision-making process, oversee management’s execution of strategic objectives and represent the interests of all of our stockholders. Director candidates should meet our standards for independence, be free of potential conflicts of interest, possess the highest personal and professional ethics, integrity and values, be committed to promoting the long-term interests of our stockholders and be able and willing to devote the necessary time to carrying out their duties and responsibilities as members of the Board. These criteria are described more fully in our Guidelines and the Governance and Nominating Committee Charter. The Governance and Nominating Committee considers these criteria, including diversity, in connection with its annual review of the composition, qualifications and independence of our Board.

For additional discussion of how the Governance and Nominating Committee determines the director nominees, see “Item 1 — Election of Directors” and “Our Board of Directors — Director Independence.”

Stockholder Recommendations for Director Candidates

The Governance and Nominating Committee will consider potential director candidates recommended by our stockholders. When making a recommendation, stockholders should consider our criteria for director qualifications and Board composition set forth above and in our Guidelines and the Governance and Nominating Committee Charter. Director candidates recommended by stockholders who meet these qualifications will be considered by the Chair of the Governance and Nominating Committee, who will present the information on the candidate to the entire Governance and Nominating Committee. All director candidates recommended by stockholders will be considered by the Governance and Nominating Committee in the same manner as any other candidate and may or may not be selected by the Governance and Nominating Committee.

All recommendations by stockholders for potential director candidates must include written materials on the potential candidate’s qualifications and be sent to Christa A. D’Alimonte, Secretary, Viacom Inc., 1515 Broadway, New York, NY 10036-5794.

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OUR BOARD OF DIRECTORS

Communications with Directors

Stockholders and other interested parties who would like to contact our non-management directors may send an email to: nonmanagementdirectors@viacom.com or write to Non-Management Directors, Viacom Inc., 1515 Broadway, 52nd Floor, New York, NY 10036-5794. The non-management directors’ contact information is also available on our website at www.viacom.com. The non-management directors have approved the process for handling communications received in this manner.

 Stockholders should also use the email and mailing address for the non-management directors to send communications to the Board. The process for handling stockholder communications to the Board received in this manner has been approved by the independent directors of the Board. Correspondence relating to accounting or auditing matters will be handled in accordance with procedures established by the Audit Committee for such matters.

VIACOM INC.	2018 Proxy Statement 15

CORPORATE GOVERNANCE

CORPORATE GOVERNANCE

Our corporate governance practices are established, monitored and regularly assessed by our Board of Directors with assistance from the Governance and Nominating Committee. The Board considers current and proposed legal requirements and governance best practices in connection with its decisions on our governance practices, including ensuring that a majority of our Board is independent and that all of our Board Committees are comprised solely of independent directors.

Our principal governance documents are our Corporate Governance Guidelines, Board Committee Charters, Global Business Practices Statement and

Supplemental Code of Ethics for Senior Financial Officers. These documents are available in the “Investor Relations/Corporate Governance” section of our website at www.viacom.com, and copies of these documents may be requested by writing to Investor Relations, Viacom Inc., 1515 Broadway, New York, NY 10036-5794.

Certain aspects of our governance documents are summarized below. We encourage our stockholders to read our governance documents, as we believe they illustrate our commitment to good governance practices and ethical business conduct.

Corporate Governance Guidelines

Our Corporate Governance Guidelines establish our corporate governance principles and practices on a variety of topics, including the responsibilities, composition and functioning of the Board. The Governance and Nominating Committee assesses the Guidelines periodically and makes recommendations to the Board on any changes to implement. Our Guidelines address, among other things:

●	the roles and responsibilities of the Board Chairman, the Vice Chair and, when the offices of Chairman and Chief Executive Officer are held by the same person, a lead independent director;
●	director qualifications, including our director independence standards;
●	the requirement to hold separate executive sessions of the non-management directors and of the independent directors and their frequency;
●	how stockholders and interested parties may communicate with the non-management directors;
●	stock ownership guidelines for directors and the Board’s policies for setting director compensation;
●	director orientation and continuing education;
●	policies regarding director access to management, employees and independent advisors;
●	the roles of the independent and non-management directors in reviewing the performance of our President and Chief Executive Officer and in executive succession planning; and
●	the annual self-assessment by the Board and each Committee to evaluate their effectiveness.

Board Committee Charters

As discussed in more detail in the descriptions of our Board Committees under “Our Board of Directors — Board Committees,” each of our Board Committees operates under a written charter adopted by the Board. The charters set forth the purpose, objectives and responsibilities of the respective Committee and discuss matters such as Committee membership requirements, number of meetings and the setting of meeting agendas. The charters are assessed annually by the Governance and Nominating Committee and the respective Committee and are updated by the Board as needed.

Viacom Global Business Practices Statement

Our Global Business Practices Statement (the “GBPS”) discusses our standards for ethical conduct that are expected of all directors and employees of Viacom and its subsidiaries. The GBPS has been distributed to our directors and employees worldwide. As part of our compliance and ethics programs, directors and employees receive regular training on the contents of the GBPS and, where permitted, are required to certify as to compliance with it. They are also required to disclose any conflicts or potential conflicts of interest on an ongoing basis and appropriately report on suspected violations of the

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CORPORATE GOVERNANCE

GBPS. The GBPS addresses, among other things, topics such as:

●	compliance with laws, rules and regulations;
●	conflicts of interest and interference, including the disclosure of actual or potential conflicts;
●	confidentiality, transactions in securities and fair disclosure;
●	financial accounting and improper payments;
●	our commitment to being an equal opportunity employer and providing a workplace environment free of harassment and improper bias;
●	fair dealing and relations with competitors, customers and suppliers;
●	connecting, communicating and sharing through social media;
●	protection and proper use of company assets, information systems and electronic communications;
●	privacy, data security and information protection;
●	anti-corruption laws such as the Foreign Corrupt Practices Act and the UK Bribery Act;
●	export control and anti-boycott laws;
●	health, safety and the environment; and
●	political contributions.

The GBPS also identifies numerous avenues for employees to report violations of the GBPS, matters of alleged financial impropriety and any other matters of concern, anonymously or with attribution, to the appropriate officers of Viacom and/or the Audit Committee. These avenues include telephone hotlines (in the United States and for numerous international locations), email contacts and reporting through various internal websites at Viacom and its business divisions. The GBPS makes clear that retaliation against an employee who makes a report in good faith will not be tolerated.

Our Senior Vice President, Chief Audit and Compliance Officer, reports to the Audit Committee and has oversight responsibility for our compliance and ethics programs. Together with senior executives of various disciplines from Viacom and its business divisions, he regularly reviews and updates the GBPS policies, and generates more detailed policies and training for those officers and employees engaged in activities that warrant additional focus, such as conducting business internationally. We also require that our suppliers comply with pertinent elements of our business conduct policies.

Waivers of the GBPS for our executive officers and directors will be disclosed on our website at www.viacom.com or by Form 8-K filed with the SEC.

Supplemental Code of Ethics for Senior Financial Officers

The Supplemental Code of Ethics for Senior Financial Officers is applicable to our President and Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer. The Supplemental Code of Ethics addresses matters specific to those senior financial positions at Viacom, including responsibility for the disclosures made in our filings with the SEC, reporting obligations with respect to certain matters and a general obligation to promote honest and ethical conduct within Viacom. As with all employees, the Senior Financial Officers are also required to comply with the GBPS.

Amendments to or waivers of the Supplemental Code of Ethics for these officers will be disclosed on our website at www.viacom.com or by Form 8-K filed with the SEC.

VIACOM INC.	2018 Proxy Statement 17

DIRECTOR COMPENSATION

DIRECTOR COMPENSATION

Directors who are not employees of Viacom or any of its subsidiaries (the “Outside Directors”) are entitled to receive compensation for their service on the Board and are eligible to participate in certain director plans, as discussed below. Mses. Falcone Sorrell, McHale, Norville, Redstone and Seligman, and Messrs. Lerer, May, Nelson and Phillips, are Outside Directors.

Our director compensation programs are overseen by our Governance and Nominating Committee, which makes recommendations at least every other year to the Board on the appropriate amount and structure of director compensation in light of then current competitive practice and other factors. The Governance and Nominating Committee receives advice from Pearl Meyer, the Compensation Committee’s independent compensation consultant, on director compensation matters, including our director compensation plans. In November 2017, the Governance and Nominating Committee, in consultation with Pearl Meyer, reviewed our director compensation program and determined not to recommend any changes to the Board at that time and the Board did not make any changes.

Elements of Outside Director Compensation

Cash Compensation

We pay cash compensation to our Outside Directors as follows:

●

Our Chair receives an annual Board retainer of $300,000, our Vice Chair receives an annual retainer of $200,000 and all other Outside Directors receive an annual retainer of $100,000, in each case payable in equal installments quarterly in advance.

●

The Chairs of the Audit and Compensation Committees each receive an annual retainer of $20,000, payable in equal installments quarterly in advance, and the members of those committees receive a per meeting attendance fee of $2,000.

●

The Chair of the Governance and Nominating Committee receives an annual retainer of $15,000, payable in equal installments quarterly in advance, and the members of that committee receive a per meeting attendance fee of $1,500.

Outside Directors may elect to defer their cash compensation under the Viacom Inc. Deferred Compensation Plan for Outside Directors discussed below.

Equity Compensation

Pursuant to the Viacom Inc. 2011 RSU Plan for Outside Directors, as amended and restated as of October 31, 2016, on January 31 of each year, our Outside Directors automatically receive an annual grant of restricted share units (“RSUs”) equal in value to $175,000 based on the closing price of our Class B common stock on NASDAQ on the date of grant. The RSUs vest one year from the date of grant and are payable in shares of Class B common stock upon vesting unless the Outside Director elects to defer settlement of the RSUs to a future date. Dividend equivalents are credited on the RSUs each time we pay a regular cash dividend on our Class B common stock until the RSUs are settled.

See “Fiscal Year 2017 Director Compensation” below for detail on the compensation our Outside Directors received for fiscal year 2017.

Deferred Compensation Plan

Under the Viacom Inc. Deferred Compensation Plan for Outside Directors, Outside Directors may elect to defer their Board and Committee cash retainers and meeting fees for the upcoming calendar year. Deferred amounts are credited during a calendar quarter to an interest-bearing income account or a stock unit account in accordance with the director’s prior election.

Amounts credited to an income account bear interest at the prime rate in effect at the beginning of each calendar quarter and are paid in cash upon a director’s retirement from the Board.

Amounts credited to a stock unit account are deferred into a fixed number of fully-vested RSUs based on the value of our Class B common stock on

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DIRECTOR COMPENSATION

the first day of the relevant calendar quarter. The awarded RSUs will be settled in shares of Class B common stock.

Whether paid in cash or in shares of Class B common stock, deferred amounts will be paid in either a lump sum or in three or five annual installments based on the director’s prior election, with the lump sum or initial annual installment becoming payable on the later of six months after the director leaves the Board or January 15 of the following year.

For more information on the RSUs related to deferred compensation held by our Outside Directors as of December 15, 2017, see footnote (4) to the “Security Ownership of Certain Beneficial Owners and Management” table.

Director Perquisites

We generally do not provide perquisites to our directors.

We believe it is in our best interest for directors to participate in certain events throughout the year, and the Board has established a policy under which directors are allocated tickets without charge to attend specific events that have been designated as having a business purpose. Travel expenses to such events are reimbursed by us in accordance with our normal travel policies. The Governance and Nominating Committee is responsible for oversight of this policy.

Occasionally, a director’s spouse may accompany him or her to Viacom events at our request. This policy involves a de minimis or no incremental cost to us, and we believe it serves a legitimate business purpose.

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DIRECTOR COMPENSATION

Fiscal Year 2017 Director Compensation

The following table presents information on compensation for services as an Outside Director for fiscal year 2017.

Name	Fees Earned or Paid in Cash	Stock Awards(1)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(2)	All Other Compensation	Total
George S. Abrams (3)	$35,302	$—	$141	$42,143	$77,586
Cristiana Falcone Sorrell (4)	$107,516	$174,965	$1,208	$—	$283,689
Kenneth B. Lerer (5)	$140,500	$174,965	$—	$—	$315,465
Thomas J. May, Chair (6)	$392,000	$174,965	$—	$—	$566,965
Blythe J. McGarvie (7)	$45,302	$—	$4,495	$—	$49,797
Judith A. McHale (8)	$206,500	$174,965	$—	$—	$381,465
Ronald L. Nelson (9)	$184,000	$174,965	$—	$—	$358,965
Deborah Norville (10)	$130,016	$174,965	$135	$—	$305,116
Charles E. Phillips, Jr. (11)	$154,516	$174,965	$3,597	$—	$333,078
Shari Redstone, Vice Chair (12)	$200,016	$174,965	$—	$—	$374,981
Frederic V. Salerno (13)	$39,302	$—	$281	$—	$39,583
William Schwartz (14)	$38,294	$—	$258	$—	$38,552
Nicole Seligman (15)	$200,500	$174,965	$—	$—	$375,465

(1)

Reflects the grant date fair value of the $175,000 annual RSU award, calculated in accordance with FASB ASC Topic 718 — Stock Compensation. Grant date fair value assumptions are consistent with those disclosed in the Equity-Based Compensation Note to our Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended September 30, 2017. The stock awards to Messrs. Abrams, Salerno and Schwartz and Ms. McGarvie were forfeited upon their departure from the Board effective February 6, 2017 (the date of our 2017 Annual Meeting of Stockholders).

(2)

Reflects nonqualified deferred compensation only. Interest accrues on the amounts deferred under our Deferred Compensation Plan for Outside Directors at the prime rate in effect at Citibank N.A. at the beginning of each calendar quarter. The prime rate generally represents an interest rate that is more than 120% of the long-term applicable federal rate published by the Internal Revenue Service and therefore is deemed to be preferential for purposes of this table. Accordingly, we have indicated above the difference in the amount of interest accrued for each director in fiscal year 2017 compared to the interest that would have been accrued at 120% of the long-term applicable federal rate.

(3)

Mr. Abrams served as a member of the Board until February 6, 2017 (the date of our 2017 Annual Meeting of Stockholders). Mr. Abrams did not defer receipt of his cash director fees in fiscal year 2017. As of September 30, 2017, Mr. Abrams held a total of 20,035 stock options for shares of Class B common stock and 3,140 RSUs for shares of Class B common stock. The amount under “All Other Compensation” reflects amounts paid in connection with Mr. Abrams’ consulting agreement, which terminated effective February 6, 2017 and is discussed under “Related Person Transactions.”

(4)

Ms. Falcone Sorrell deferred receipt of her cash director fees in fiscal year 2017. As of September 30, 2017, Ms. Falcone Sorrell held a total of 19,803 RSUs (including deferred RSUs) for shares of Class B common stock.

(5)	Mr. Lerer did not defer receipt of his cash director fees in fiscal year 2017. As of September 30, 2017, Mr. Lerer held a total of 4,152 RSUs for shares of Class B common stock.
(6)	Mr. May did not defer receipt of his cash director fees in fiscal year 2017. As of September 30, 2017, Mr. May held a total of 4,152 RSUs (including deferred RSUs) for shares of Class B common stock.
(7)

Ms. McGarvie served as a member of the Board until February 6, 2017 (the date of our 2017 Annual Meeting of Stockholders). Ms. McGarvie did not defer receipt of her cash director fees in fiscal year 2017. As of September 30, 2017, Ms. McGarvie held a total of 16,864 stock options for shares of Class B common stock and 135 RSUs (including deferred RSUs) for shares of Class B common stock.

(8)	Ms. McHale did not defer receipt of her cash director fees in fiscal year 2017. As of September 30, 2017, Ms. McHale held a total of 4,152 RSUs for shares of Class B common stock.
(9)

Mr. Nelson did not defer receipt of his cash director fees in fiscal year 2017. As of September 30, 2017, Mr. Nelson held a total of 4,152 RSUs (including deferred RSUs) for shares of Class B common stock.

(10)

Ms. Norville deferred receipt of her cash director fees in fiscal year 2017. As of September 30, 2017, Ms. Norville held a total of 23,792 RSUs (including deferred RSUs) for shares of Class B common stock.

(11)

Mr. Phillips deferred receipt of his cash director fees in fiscal year 2017. As of September 30, 2017, Mr. Phillips held a total of 5,155 stock options for shares of Class B common stock and 53,317 RSUs (including deferred RSUs) for shares of Class B common stock.

(12)

Ms. Redstone deferred receipt of her cash director fees in fiscal year 2017. As of September 30, 2017, Ms. Redstone held a total of 93,524 RSUs (including deferred RSUs) for shares of Class B common stock.

(13)

Mr. Salerno served as a member of the Board until February 6, 2017 (the date of our 2017 Annual Meeting of Stockholders). Mr. Salerno did not defer receipt of his cash director fees in fiscal year 2017. As of September 30, 2017, Mr. Salerno held a total of 4,940 stock options for shares of Class B common stock and 21,351 RSUs (including deferred RSUs) for shares of Class B common stock.

(14)

Mr. Schwartz served as a member of the Board until February 6, 2017 (the date of our 2017 Annual Meeting of Stockholders). Mr. Schwartz did not defer receipt of his cash director fees in fiscal year 2017. As of September 30, 2017, Mr. Schwartz held a total of 20,035 stock options for shares of Class B common stock and 33,211 RSUs (including deferred RSUs) for shares of Class B common stock.

(15)

Ms. Seligman did not defer receipt of her cash director fees in fiscal year 2017. As of September 30, 2017, Ms. Seligman held a total of 4,152 RSUs (including deferred RSUs) for shares of Class B common stock.

20 VIACOM INC.	2018 Proxy Statement

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The table below presents as of December 15, 2017, unless otherwise indicated, information concerning the beneficial ownership of our Class A and Class B common stock by (i) each director and director nominee, (ii) each of our NEOs during fiscal year 2017 and (iii) our current directors, NEOs and executive officers as a group. “Option Shares” reflects stock options to purchase shares that were unexercised but exercisable, either currently or within a period of 60 days from December 15, 2017, and are excluded from the column “Number of Equity

Shares.” Each person has sole voting and investment power over the shares reported, except as noted. The table also includes information concerning the beneficial ownership by each person, or group of affiliated persons, who is known by us to beneficially own 5% or more of our Class A common stock.

As of December 15, 2017, there were 49,431,181 shares of our Class A common stock outstanding and 352,837,114 shares of our Class B common stock outstanding.

VIACOM INC.	2018 Proxy Statement 21

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

	Beneficial Ownership of Equity Securities
Name	Title of Equity Security	Number of Equity Shares		Option Shares	Percentage of Class	Common Stock Equivalents (9)
Robert M. Bakish	Class A common stock	—		—	*	—
	Class B common stock	136,991	(1)(2)	499,041	*	—
Christa A. D’Alimonte	Class A common stock	—		—	*	—
	Class B common stock	1,682	(2)	21,166	*	—
Wade C. Davis	Class A common stock	—		—	*	—
	Class B common stock	53,560	(2)(3)	154,824	*	1,531	(3)
Thomas E. Dooley	Class A common stock	1,720		—	*	0
	Class B common stock	2,773	(2)	3,356,259	*	—
Cristiana Falcone Sorrell	Class A common stock	—		—	*	—
	Class B common stock	—	(4)	—	*	15,763	(4)
Michael D. Fricklas	Class A common stock	—		—	*	—
	Class B common stock	—		539,808	*	—
Doretha (DeDe) F. Lea	Class A common stock	—		—	*	—
	Class B common stock	27,136	(2)(3)	68,998	*	1,095	(3)
Kenneth B. Lerer	Class A common stock	—		—	*	—
	Class B common stock	—		—	*	—
Thomas J. May	Class A common stock	—		—	*	—
	Class B common stock	—		—	*	—
Judith A. McHale	Class A common stock	15		—	*	—
	Class B common stock	—		—	*	—
Scott M. Mills	Class A common stock	—		—	*	—
	Class B common stock	25,222		204,871	*	—
Ronald L. Nelson	Class A common stock	—		—	*	—
	Class B common stock	20,000		—	*	—
Deborah Norville	Class A common stock	—		—	*	—
	Class B common stock	213	(4)	—	*	20,818	(4)
Charles E. Phillips, Jr.	Class A common stock	—		—	*	—
	Class B common stock	4,098	(4)	5,155	*	50,552	(4)
Shari Redstone	Class A common stock	—		—	*	—
	Class B common stock	1,500	(1)(4)(5)	—	*	91,796	(4)
Sumner M. Redstone (6)	Class A common stock	39,442,412	(7)	—	79.8%	—
	Class B common stock	371,300	(7)	—	*	—
Nicole Seligman	Class A common stock	—		—	*	—
	Class B common stock	500	(1)	—	*	—
National Amusements, Inc. (7)	Class A common stock	39,442,372		—	79.8%	—
	Class B common stock	371,300		—	*	—
Current Directors, NEOs and executive officers	Class A common stock	1,735		—	*	—
as a group (17 persons)	Class B common stock	283,215	(2)	4,894,100	*	181,798
Mario J. Gabelli (9)	Class A common stock	5,033,625		—	10.2%	—
GAMCO Investors, Inc.
*	Represents less than 1% of the outstanding common stock of the class.
(1)

Includes for Mr. Bakish, 242 Class B shares held by his children; for Shari Redstone, 1,500 Class B shares held in trusts for the benefit of her children, for which she is co-Trustee; and for Nicole Seligman, 500 Class B shares held indirectly as Trustee of a trust.

(2)	Includes shares held in our 401(k) plan.
(3)

The following Class B phantom stock units credited to the respective executive officer (or, in the case of Mr. Redstone, former executive officer) under the Excess 401(k) Plan for Designated Senior Executives are excluded from the “Number of Equity Shares” column and the “Percentage of Class” column and included in the “Common Stock Equivalents” column:

Davis:	1,531 phantom stock units
Lea:	1,095 phantom stock units
(4)

The following vested Class B RSUs include (1) RSUs credited to the respective director under the Deferred Compensation Plan for Outside Directors and (2) RSUs resulting from annual RSU grants to the respective director, in each case the settlement of which the director elected to defer. These shares are excluded from the “Number of Equity Shares” column and the “Percentage of Class” column and included in the “Common Stock Equivalents” column:

Falcone Sorrell:	15,763 vested RSUs
Norville:	20,818 vested RSUs
Phillips:	50,552 vested RSUs
Shari Redstone:	91,796 vested RSUs
(5)	Ms. Redstone is a stockholder of NAI and has an indirect minority beneficial interest in the Viacom shares owned by NAI.
(6)	The address for Mr. Redstone is c/o Viacom Inc., 1515 Broadway, New York, New York 10036-5794.
(7)

Mr. Redstone is the beneficial owner of the controlling interest in NAI, through his control of the Sumner M. Redstone National Amusements Trust (the “SMR Trust”), which owns 80% of the voting interest of NAI. The shares of NAI held by the SMR Trust are voted solely by Mr. Redstone until such time as his incapacity or death. Except for 40 Class A shares owned directly by Mr. Redstone, all of the shares of Class A common stock and Class B common stock reported above are beneficially owned by NAI and a wholly-owned subsidiary of NAI. As the beneficial owner of the controlling interest in NAI, Mr. Redstone beneficially owns all such shares. Mr. Redstone is neither a Viacom executive officer (or other employee) nor a member of the Board.

Based on information received from NAI, approximately 35% of the Viacom Class A shares beneficially owned by NAI, or 28% of the total Class A shares outstanding and 3.4% of the total Class A and Class B shares outstanding, are pledged to NAI’s lenders. Approximately 65% of the Viacom Class A shares beneficially owned by NAI, or 72% of the total Class A shares outstanding, are not pledged. The purpose of the pledge is to secure certain indebtedness of NAI.

The address for NAI and its subsidiaries is 846 University Avenue, Norwood, Massachusetts 02062.

(8)

According to Amendment No. 5 to a Schedule 13D filed on October 2, 2015 with the SEC by GAMCO Investors, Inc. and related entities. The address for Mario J. Gabelli and GAMCO Investors, Inc. is One Corporate Center, Rye, New York 10580.

(9)

This column represents the following economic interests not otherwise included in the table above that relate to the value of Viacom common stock: vested Class B RSUs credited to the respective director under the Deferred Compensation Plan for Outside Directors and under the RSU Plan for Outside Directors, and Class B phantom stock units credited to the respective executive officer under the Excess 401(k) Plan for Designated Senior Executives.

22 VIACOM INC.	2018 Proxy Statement

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers and directors and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC and NASDAQ. Executive officers, directors and greater than 10% beneficial owners are required by the Exchange Act to furnish us with copies of all Section 16(a) forms they file. As an administrative matter, we assist our executive officers and directors by monitoring transactions and filing Section 16 reports on their behalf. Based on our records, compliance program, and review of written representations, we believe that during fiscal year 2017 our executive officers, directors and greater than 10% beneficial owners complied with all applicable Section 16(a) filing requirements.

VIACOM INC.	2018 Proxy Statement 23

RELATED PERSON TRANSACTIONS

RELATED PERSON TRANSACTIONS

NAI, directly and indirectly, is the controlling stockholder of both Viacom and CBS Corporation. NAI owns shares in Viacom representing approximately 79.8% of the voting interest in Viacom and approximately 10% of Viacom’s combined common stock. NAI is controlled by Sumner M. Redstone, our Chairman Emeritus and the Chairman and Chief Executive Officer of NAI, through the Sumner M. Redstone National Amusements Trust (the “SMR Trust”), which owns shares in NAI representing 80% of the voting interest of NAI. The shares representing the other 20% of the voting interest of NAI are held through a trust controlled by Shari Redstone, who is Mr. Redstone’s daughter, the non-executive Vice Chair of our Board of Directors and a director nominee identified in this proxy statement, and the President and a member of the board of Directors of NAI. The shares of NAI held by the SMR Trust are voted solely by Mr. Redstone until such time as his incapacity or death. Upon Mr. Redstone’s incapacity or death, (1) Ms. Redstone will also become a trustee of the SMR Trust and (2) the shares of NAI held by the SMR Trust will be voted by the trustees of the SMR Trust. The current trustees include Mr. Redstone and David R. Andelman, a member of the boards of directors of NAI and CBS Corporation. The current Board of Directors of NAI includes Mr. Redstone, Ms. Redstone and Mr. Andelman. In addition, Mr. Redstone serves as Chairman Emeritus of CBS Corporation and Ms. Redstone serves as non-executive Vice Chair of CBS Corporation. We consider NAI, CBS Corporation and Mr. Redstone, as well as our directors (including Ms. Redstone) and executive officers, certain of their family members and certain entities with which they and their family members are affiliated, to be “related persons.”

Policy on Oversight of Related Person Transactions

The Governance and Nominating Committee maintains a written policy on its review, approval and ratification of transactions with related persons. The policy generally groups these transactions into four categories: (1) transactions requiring the advance approval of the Committee, (2) transactions that the Chair of the Committee is authorized to approve, (3) certain ordinary course transactions below established financial thresholds, and other designated categories of transactions, that are deemed pre-approved by the Committee and (4) certain transactions requiring reporting to the Committee.

Generally, the Governance and Nominating Committee deems pre-approved any transaction or series of transactions between Viacom and an entity for which a related person is an executive or employee (except NAI and CBS Corporation) that is entered into in the ordinary course of our business and where the aggregate amount of all such transactions on an annual basis is less than 1% of the annual consolidated gross revenues of the other entity.

Ordinary course transactions with NAI or CBS Corporation, or any of their respective subsidiaries, where the amount exceeds $10 million or $25 million, respectively, require pre-approval of the Governance and Nominating Committee.

Regardless of whether a transaction is approved by the Chair of the Committee or deemed pre-approved, all transactions with related persons, including NAI, CBS Corporation and their respective subsidiaries, in any amount are required to be reported to the full Governance and Nominating Committee periodically. The Committee reviews and discusses with management the determination on whether a transaction with a related person involves a direct or indirect material interest.

24 VIACOM INC.	2018 Proxy Statement

RELATED PERSON TRANSACTIONS

Related Person Transactions in Fiscal Year 2017

Transactions with National Amusements, Inc.

NAI licenses films in the ordinary course of business for its motion picture theaters from all major studios, including Paramount. Payments made to us in connection with these licenses for fiscal year 2017 amounted to approximately $7.0 million and are continuing in fiscal year 2018 as a result of this ongoing relationship. NAI also licenses films from a number of unaffiliated companies, and Paramount expects to continue to license films to NAI on similar terms in the future. In addition, NAI and Paramount have co-op advertising arrangements, which are continuing in fiscal year 2018, and occasionally engage in other ordinary course transactions (e.g., movie ticket purchases and various promotional activities) from time to time. In connection with these arrangements and transactions, Paramount paid NAI a total of approximately $140,000 in fiscal year 2017. We believe that the terms of these transactions between NAI and Paramount were no more or less favorable to Paramount than transactions between unaffiliated companies and NAI.

Transactions with CBS Corporation

In the ordinary course of business, we are involved in transactions with CBS Corporation and its various businesses (“CBS”) that result in the recognition of revenues and expenses by us. Transactions with CBS are settled in cash.

Our Filmed Entertainment segment earns revenues and recognizes expenses associated with its distribution of certain television products into the home entertainment market on behalf of CBS. Pursuant to its agreement with CBS, which was extended in June 2017, Paramount distributes CBS’s library of television and other content on DVD and Blu-ray disc on a worldwide basis. Under the terms of the agreement, Paramount is entitled to retain a fee based on a percentage of gross receipts and is generally responsible for all out-of-pocket costs, which are recoupable prior to any participation amounts paid. Paramount also earns revenues from CBS through leasing of studio space and licensing of certain film products.

Our Media Networks segment recognizes advertising revenues and purchases television programming from CBS. The cost of the programming purchases is initially recorded as acquired program rights inventory and amortized over the estimated period that revenues will be generated.

Both of our segments recognize advertising expenses related to the placement of advertisements with CBS.

The following table summarizes the transactions with CBS, which can also be found in our consolidated financial statements contained in our Annual Report on Form 10-K for fiscal year 2017.

(in millions)	Year Ended September 30, 2017
Consolidated Statement of Earnings
Revenues	$138
Operating expenses	174
Consolidated Balance Sheet
Accounts receivable	$5

Participants’ share and residuals, current	69
Program obligations, current	54
Program obligations, noncurrent	49
Other liabilities	1
Total due to CBS	$173

Other Related Person Transactions

Mr. Abrams provided legal and governmental consulting services under an agreement entered into with Former Viacom in 1994, for an annual fee of $120,000. The agreement was terminated effective February 6, 2017 in connection with Mr. Abrams’ departure from the Board.

Compensation Committee Interlocks and Insider Participation

None of the members of our Compensation Committee during fiscal year 2017 has ever been an officer or employee of ours or any of our subsidiaries or had any relationship requiring disclosure under the SEC’s rules regarding related person transactions. During fiscal year 2017, no Viacom executive officer served as a director or member of the compensation committee of any other registrant of which an executive officer served on our Board of Directors or Compensation Committee.

VIACOM INC.	2018 Proxy Statement 25

COMPENSATION COMMITTEE REPORT

COMPENSATION COMMITTEE REPORT

The following Compensation Committee Report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent Viacom specifically incorporates such information by reference.

The Compensation Committee has reviewed and discussed with management the following Compensation Discussion and Analysis section of this proxy statement. Based on its review and discussions with management, the Compensation Committee recommended to the Viacom Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

MEMBERS OF THE COMPENSATION COMMITTEE

Judith McHale, Chair
Thomas May
Deborah Norville
Nicole Seligman

26 VIACOM INC.	2018 Proxy Statement

EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

A Year of Corporate Stabilization and Revitalization

Our New Strategic Direction

Effective December 12, 2016, Robert M. Bakish became our President and Chief Executive Officer and a member of the Board, after serving as Acting President and Chief Executive Officer beginning November 15, 2016. Mr. Bakish’s appointment followed the resignations of Philippe P. Dauman as our Executive Chairman, President and Chief Executive Officer and Thomas E. Dooley as our interim President and Chief Executive Officer and as a director.

Five new, independent directors were elected to the Board in August 2016, one of whom was elected non-executive Chairman of the Board.  The Board committees were also re-constituted and the Board elected new, independent Chairs of each committee.

In February 2017, following a comprehensive review of our operations and performance, we began to execute against a new business strategy that is built on the following key pillars:

•

We have designated Nickelodeon, Nick Jr., MTV, BET, Comedy Central and Paramount as our highest priority, “flagship” brands. Our flagship brands have compelling, valuable and distinct brand propositions; serve diverse, substantial audiences with content largely owned by us; and have global reach and distribution potential across all entertainment platforms.
•	We are elevating our approach to content and talent, by building our content pipeline, embracing new formats and creating new opportunities for our key talent across our networks and film studio.
•	We are deepening our partnerships to drive new distribution and advertising revenue, including through advanced advertising, data, marketing and co-production agreements.
•	We are extending the reach of our brands in both the physical world (through live events, recreation and similar experiences) and the digital world.
•	We are optimizing and energizing our organization, by focusing on our culture, shared vision and values.

In connection with our new business strategy, we have made a number of organizational changes across the company, including at the most senior levels of management.

A New Compensation Committee and Advisor

During the majority of fiscal year 2017, the Compensation Committee (the “Committee” in this section) was comprised of Judith A. McHale (Chair), Thomas J. May, Deborah Norville and Nicole Seligman, each of whom is an independent director, and three of whom joined our Board in August 2016 as discussed above.

The Committee makes compensation decisions for our NEOs, our other executive officers and certain other key executives. The Committee has the sole decision-

making authority for the compensation of our NEOs and, under its Charter, may not delegate this authority in connection with any material element of NEO compensation.

During fiscal year 2017, following a comprehensive review, the Committee retained a new independent compensation consultant, Pearl Meyer. Please see “Additional Committee Resources – Independent Compensation Consultant” for additional detail regarding Pearl Meyer’s role.

VIACOM INC.	2018 Proxy Statement 27

EXECUTIVE COMPENSATION

Viacom’s Performance in Fiscal Year 2017

In fiscal year 2017, our Board and senior management team executed on our new business strategy despite a challenging environment. In the face of significant industry-wide headwinds, including accelerating declines in cable subscriber and viewership universe estimates, we achieved adjusted operating income that was approximately equal to our fiscal year 2016 adjusted operating income, and we aggressively managed expenses and cash to deliver a 35% increase in consolidated free cash flow compared to fiscal year 2016.

We took a number of actions to stabilize the business and position the Company for growth in fiscal year 2018. Specifically:

●	We built and mobilized an improved senior management team, with new leadership at many brands and business units, including a streamlined new organizational structure across Viacom Media Networks.
●

We developed a cohesive new strategic plan that holistically positions the company’s business for the changes in our industry. And we created a new vision, mission and values that are reenergizing our culture.

●

We executed on our “Flagship 6” programming strategy. We successfully reinvigorated MTV’s brand positioning and programming and achieved double-digit ratings growth in the fourth quarter, for the first time in six years. We implemented a new programming team and strategy at BET and achieved 27% ratings growth in the fourth quarter.  We revamped Comedy Central’s leadership team and scheduling strategy, also resulting in fourth quarter ratings growth. In addition, we positioned Paramount Network for a strong launch in the first fiscal quarter of 2018, and continued to build on Nickelodeon’s strength among kids with expanded ratings leadership and new initiatives in consumer products and live events.

●

We deepened our partnerships to drive new distribution and revenue. We capitalized on our ratings growth and drove sequential improvement in advertising sales in the fourth quarter. We extended our affiliation agreement with Altice and restored carriage of our networks on Suddenlink, while entering into renewals and extensions that represent nearly 50% of our subscribers, in most cases establishing a broader relationship that encompasses an advanced advertising component. We now have no significant affiliate renewals until 2019.

●

We installed a new senior leadership team at Paramount Pictures, took important steps to develop a co-branded film slate and secure co-production deals, while continuing to develop Paramount Television’s successful production business.

●	We drove a significant reduction in our leverage, reducing debt by approximately $2 billion by selling non-core assets, implementing new tax management strategies and issuing hybrid securities.
●	We completed a multi-year, strategic content partnership with an award-winning writer, director, producer and actor that spans both television and film.
●	We continued to innovate in advertising sales, pioneering new methods to improve monetization and measurement of viewing of, and audience engagement with, our content across all platforms.
●

We continued to build our international scale and capabilities by capitalizing on opportunities in new markets and expanding our reach in existing territories with the most potential for growth. We successfully acquired and integrated Telefe, which meaningfully expands our footprint in the valuable Latin America market.

Our Fiscal Year 2017 Named Executive Officers

Our NEOs for fiscal year 2017 were:

●

Mr. Bakish, who has been our President and Chief Executive Officer, and a member of the Board, since December 12, 2016, having served as Acting President and Chief Executive Officer beginning November 15, 2016, following two decades in leadership roles throughout the company;

●

Mr. Dooley, who served as our interim President and Chief Executive Officer from August 18, 2016 until November 15, 2016, and prior to that as Senior Executive Vice President and Chief Operating Officer;

●	Wade C. Davis, Executive Vice President, Chief Financial Officer;
●	Scott M. Mills, our Executive Vice President, Chief Administrative Officer until January 1, 2018, when he became President of BET Networks, a division of Viacom;
●

Christa A. D’Alimonte, who has been our Executive Vice President, General Counsel and Secretary since April 15, 2017, and who served as our Senior Vice President, Deputy General Counsel and Assistant Secretary beginning in November 2012;

●	Doretha (DeDe) F. Lea, Executive Vice President, Global Government Affairs; and
●	Michael D. Fricklas, who served as Executive Vice President, General Counsel and Secretary until April 15, 2017.

28 VIACOM INC.	2018 Proxy Statement

EXECUTIVE COMPENSATION

A Redefined Compensation Philosophy

The goal of our compensation programs is to ensure that we have the talented executives and employees we need to achieve our strategic plans and deliver financial returns to our stockholders over both the short term and the long term, and to compensate our executives and employees in a way that encourages and rewards their performance. We are committed to providing competitive compensation packages that attract and retain executives who will achieve our strategic, operating and financial goals. We compete for talented executives in a highly-compensated industry globally, with the majority of our executives located in the New York and Los Angeles markets.

Some of the highlights of our compensation program are:

A Rationalized Compensation Approach

With each compensation decision, the Committee takes a holistic approach and considers information and recommendations from several sources. The Committee considers an executive’s individual performance and qualifications, the executive’s professional experience, tenure and accomplishments at our company and/or within the industry, the company’s recent performance, the executive’s compensation history at our company, compensation levels of executives at comparable levels within the company, past and evolving practices of our media and entertainment industry peer companies and other comparable public companies, competitive conditions, management development and succession planning activities and input from Pearl Meyer.

Each of our NEOs has an employment agreement in which the Committee sets the components of compensation and initial compensation levels.

In fiscal year 2017, we took a number of steps to bring our executive compensation in line with industry standards, setting for the company newly rationalized compensation levels. Specifically, among other things:

Base Salary	We reduced salary levels for a number of leadership positions, including our Chief Executive Officer.
Bonus

We adopted a new design for bonus awards under our Short-Term Incentive Plan (“STIP”). The STIP design in prior years applied the same weightings for the three target metrics to all STIP participants (operating income, 60%; free cash flow, 20%; and qualitative factors, 20%). The new design implemented for fiscal year 2017 tailored the metrics, their weighting and the pay-performance grids by business unit in order to enhance the effectiveness of the relevant targets and empower employees with a clearer understanding of their ability to impact STIP outcomes. The new design changed the cash targets, and the weighting of the cash targets and qualitative factors for groups within our Viacom Media Networks segment. The STIP design was also adjusted to reflect varying degrees of difficulty and volatility in achieving the various targets.

PSUs

For the Performance Share Units (“PSUs”) awarded to Mr. Bakish in fiscal year 2017, we (1) eliminated the supplemental earnings per share (“EPS”) hurdle that would have provided for a possible payout even if the company did not achieve total stockholder return (“TSR”) of at least the 25th percentile in the S&P 500 Index, (2) reduced the maximum number of shares to be delivered under the award if the company achieves the 100th percentile TSR (that is, if it is the first ranked company in the S&P 500 Index for TSR) from 300% of the target award to 200%, and (3) provided that Mr. Bakish is required to hold the shares resulting from any settlement of the PSUs for a period of six months. For additional information regarding the PSU awards, see “Fiscal Year 2017 Named Executive Officer Compensation and our Pay-for-Performance Approach – Equity Awards – Performance Share Units.”

Severance

The severance provisions in Mr. Bakish’s employment agreement cap cash payments to be made upon a termination without “cause” or resignation for “good reason” (as defined in the agreement) at two times base salary and target bonus, rather than the cap of three times base salary and target bonus that existed in the employment agreements with each of our former Chief Executive Officer and former Chief Operating Officer.

VIACOM INC.	2018 Proxy Statement 29

EXECUTIVE COMPENSATION

Components that Emphasize Performance-Based over Fixed Compensation

Our compensation packages are designed to reward (i) company performance as measured by strategic, operating and financial results, (ii) individual contributions to those results and (iii) stock price growth on both an absolute and a relative basis. Awards are balanced between short-term and long-term compensation to incent our executives to achieve strong operating and financial results while achieving long-term strategic objectives to drive stockholder value.

The Committee seeks to ensure that a large portion of our NEOs’ compensation is performance-based. Our compensation programs include annual base salaries, a cash bonus plan that rewards annual performance, a long-term equity plan, health and retirement benefits and severance and restrictive covenants. The Committee considers each component of compensation individually and in the aggregate as part of its pay-for-performance approach, with its general goal being that a large portion of the compensation package be performance-based and/or equity-linked rather than fixed pay elements. Each component is designed to serve a specific purpose and is evaluated both separately and in light of the overall value of the compensation package.

Component	Compensation Profile	Rationale
Base Salary	Fixed; Merit increases reflect performance	Rewards individual experience, performance and tenure, and considers competitive market data
Annual Cash Bonus	Performance-based	Rewards annual company operating and strategic performance and individual performance during the year
Annual Equity Awards	Performance-based and/or linked to stock performance

Contain multi-year vesting periods and/or performance conditions designed to motivate employees to focus on long-term growth and create stockholder value, as well as to provide retentive value for us; stock options have no value if the market price of the underlying stock does not exceed the exercise price

●   Stock options: vest in equal annual installments over 4 years

●   Performance Share Units: have a performance period of 3 years

●   Restricted Share Units: vest in equal annual installments over 4 years

Health and Retirement Benefits	Fixed	Support the health and safety of our employees and provide mechanisms for retirement savings
Severance and Restrictive Covenants	Contingent

Provide cash payments upon termination without “cause” or resignation for “good reason” (as defined in the executive’s employment agreement) capped  at two times base salary and target bonus; no severance payment is made if an employee leaves voluntarily or is terminated for “cause”; severance protections are designed to attract and retain talent in a competitive marketplace and allow executives to think and act without the distraction of possible termination (balanced by our ability to terminate without “cause”) and provide consideration for restrictive covenants

Base Salary

Base salaries for our NEOs and other executive officers are generally reviewed annually by the

Committee and increased at its discretion if individual performance and competitive considerations warrant.

Annual Performance-Based Cash Bonus

Our annual bonuses are paid under our STIP, which is a broad-based program that we use to incent and reward management at all levels to obtain superior operating, strategic and individual results during a particular year. Prior to the start of fiscal year 2017, the Board approved a fiscal year 2017 budget that, consistent with prior years, contained challenging targets to drive growth. The Committee then established performance goals for our fiscal year 2017 bonus program that are directly linked to our achievement of the budget’s goals as well as achievement of specific qualitative objectives. The ability of a participant to realize a bonus at target is linked to the achievement of results at budget.

Our NEOs participate in the Senior Executive STIP, a plan that contains a separate performance goal and is designed to comply with the provisions on performance-based compensation of Section 162(m) of the Internal Revenue Code (“Section 162(m)”) that were in effect for 2017. This performance goal was achieved in fiscal year 2017, since our operating income for STIP purposes of $2.990 billion exceeded the fiscal year 2017 performance target set for the

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Senior Executive STIP of $2.139 billion. The Senior Executive STIP provides for a maximum allowable bonus amount of eight times base salary or $50,000,000, whichever is lower, if the performance target is achieved and certified by the Committee. The Committee then applies its negative discretion to set actual bonuses, based on an award structure and performance goals that are the same as the STIP, and in no event may the actual bonus that we pay an NEO exceed the maximum allowable amount. Based on the achievement of the performance goals set by the Committee, as well as individual performance, cash bonus amounts can range from 0% to 200% of an individual’s target annual bonus amount. In fiscal year 2017, the corporate multiplier that applied to the NEOs was 100% of target.

The design of our STIP and Senior Executive STIP programs are reviewed and approved by the Committee each year. In fiscal year 2017, approximately 5,090 of our 10,750 employees participated in the STIP and Senior Executive STIP.

Equity Awards

Our Long-Term Management Incentive Plan (“LTMIP”) is a broad-reaching program that motivates management to focus on long-term growth and the performance of our stock price, and provides retentive value to us through multi-year vesting schedules for equity awards. Equity awards link the value the executive receives to the value of our company as measured by our stock price and company performance and ensures that our executives’ interests are aligned with those of our stockholders. In fiscal year 2017, approximately 1,410 employees participated in the LTMIP.

The Committee approves all equity awards to NEOs, including those granted to our Chief Executive Officer. The Committee determines, either by employment agreement or at the time of grant, the appropriate type, combination and value of each equity award. The target values for our NEO equity awards are specified in their employment agreements.

The Committee believes it is appropriate for our NEOs to receive annual equity awards that are comprised of a mix of stock options, PSUs and Restricted Share Units (“RSUs”). In determining the appropriate mix of the awards to each NEO, the Committee considers a number of factors, including:

•

Because awards of equal value would result in an executive receiving fewer RSUs than stock options, RSUs have less of a potential dilutive effect to stockholders than an equivalent award of stock options.

•	The accounting expense associated with stock options, RSUs and PSUs.
•

Stock options are more sensitive to the stock price and have no value to the NEO if the current share price is less than the closing price on the date of grant. In contrast, RSUs vest based on continued service and always have value equal to our stock price. RSUs continue to have value when the stock price declines and accordingly provide greater retentive value in down markets.

•

Since PSUs are valued based on the performance of our stock relative to a broad market index, they act as an effective tool to motivate the performance, in the long-term interests of the company, of those executives who have overall corporate oversight and responsibility, and therefore a greater ability to impact stockholder value than other employees.

In November 2017, as part of the Committee’s review of the company’s executive compensation program, the Committee determined to award PSUs to a broader group of executives than simply Mr. Bakish, and approved a portion of the 2018 LTMIP awards in the form of PSUs to Messrs. Bakish, Davis and Mills and Mses. D’Alimonte and Lea (the “continuing NEOs”) and other members of Mr. Bakish’s senior leadership team.

For Mr. Bakish, the Committee believes that a ratio of 50% stock options and 50% PSUs for his annual LTMIP awards appropriately balances the goals of providing performance incentives, retention value and stockholder alignment with the cost of the awards to us. In determining that Mr. Bakish should receive only stock options and PSUs for his mix of annual LTMIP awards, the Committee considered his greater responsibility for long-term business strategy, his relative ability to impact stockholder value and the company’s historical mix of equity awards for the CEO role.

For each of Messrs. Davis and Mills and Mses. D’Alimonte and Lea, the Committee believes that a ratio of 30% stock options, 35% PSUs and 35% RSUs is the appropriate formula for their annual equity awards beginning with fiscal year 2018, to balance these objectives. The Committee believes this mix of equity incentives supports its emphasis on performance-based pay. In fiscal year 2017, the equity awards for each of these executives was allocated 40% stock options and 60% RSUs.

For additional information regarding various components of our compensation program, see the section titled “Additional Detail Regarding Compensation Program Design.”

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EXECUTIVE COMPENSATION

As the Committee is focused on ensuring that a large portion of our NEOs’ compensation packages is performance-based, the Committee generally does not consider past wealth accumulation in connection with its compensation decisions. The Committee believes that executives and employees should not be penalized in future years for strong performance in prior years; that all employees, regardless of individual financial situation, should have a compensation package that is competitive for their respective positions; and that the company’s ability to retain employees is diminished if pay is not at competitive levels.

A Robust Clawback Policy

Since 2006, the Committee has had a policy under which it can require, at any time, any of our employees or former employees to return all or a portion of the bonus and/or equity compensation the employee receives if any of the performance goals or quantitative factors considered in determining the amount of the award are restated in a manner that would have affected the amount if known prior to the grant or, with respect to bonus amounts, if such restatement alters the Committee’s assessment of the employee’s or former employee’s individual performance in a manner that warrants reduction. The Committee may also require employees to return certain compensation as a result of their material breach of certain restrictive covenants under various agreements. Our incentive plans expressly reserve these powers to the Committee.

Prohibition Against Pledges and Hedges of Viacom Stock

Our executive officers are prohibited from hedging or pledging any Viacom securities that they hold directly. In addition, all of our employees are prohibited from engaging in short sales of our stock and may not hedge or pledge equity compensation.

No Single Trigger Change-in-Control Provisions or Excise Tax Gross-Ups

As further discussed in the section “Payments Upon Termination or Change-In-Control,” we do not have any plans or arrangements that provide for payments or accelerated vesting of incentives solely in connection with a change in control of Viacom. We also do not provide excise tax gross-ups to any of our executives in the event of a change in control or for any other purpose.

Safeguards Regarding the Timing of Equity Grants

We protect against issues associated with timing of equity awards by granting them on an annual basis at regular Committee meetings generally scheduled more than a year in advance. The sizes of the annual equity grants, and stock option exercise prices, are determined based on the closing price of our Class B common stock on the date of grant. Since 2006, through fiscal year 2017, the Committee has made our annual equity grants to senior executives and other employees at the meeting of the Committee that has taken place in May or June of each year, other than PSU grants, which are made on January 1 (or, in the case of Mr. Bakish’s 2017 PSU grant, January 9, as discussed below) pursuant to the terms of the applicable executive’s employment agreement.

In November 2017, the Committee determined to approve future annual LTMIP awards at the meeting of the Committee that takes place in November of each year. In November 2017, the Committee approved the annual PSU awards for fiscal year 2018, and determined that, for the 2018 transition year, the remaining LTMIP grants for fiscal year 2018 would be made on January 31, 2018 (the same date as the annual RSU grants to our directors). The PSUs awarded for fiscal year 2018 have a three-year performance period beginning October 1, 2017.  Beginning in fiscal year 2019, the Committee will approve our annual equity awards at the meeting of the Committee that takes place in November of each year, with the grants to be made on November 30th.

 For certain newly hired executives, and rarely upon entering into new or amended employment agreements with existing executives, the Committee may award off-cycle equity grants. In the case of stock options and RSUs, these grants are generally made 10 days after the later of Committee approval, the execution of the employment agreement by both parties or commencement of employment and have an exercise price or value, as applicable, based on the closing price of our Class B common stock on the date of grant.

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Prohibition Against Repricing of Stock Options

The repricing of stock options is prohibited under our LTMIP.

Significant Executive Stock Ownership

Each member of our executive team has significant Viacom equity holdings, with multi-year vesting schedules, and is, therefore, appropriately incented to manage the business in line with stockholders’

interests. As such, we do not feel that specified executive stock ownership requirements are necessary

Our Stockholders’ Views

The Committee considers our stockholders’ views about our compensation program when determining executive compensation. At our 2017 Annual Meeting of Stockholders, we held a stockholder advisory vote on the compensation of our NEOs, as disclosed in our 2017 proxy statement. 96% of our stockholders, and more than 70% of the stockholders who are not affiliated with our controlling stockholder, approved the compensation of the NEOs. The Committee has considered the results of the vote and concluded that our executive compensation program provides a competitive pay-for-performance package that effectively incents our NEOs and encourages long-term retention.

At our 2017 Annual Meeting of Stockholders, our stockholders also approved a frequency of every three years to conduct the advisory vote on executive compensation, as permitted under SEC rules, and we will hold the next such advisory vote at the 2020 Annual Meeting. We will hold the next advisory vote on the frequency of the executive compensation advisory vote at the 2023 Annual Meeting.

Fiscal Year 2017 Named Executive Officer Compensation and our Pay-for-Performance Approach

Fiscal Year 2017 Named Executive Officer Compensation

Base Salary and Target Annual Cash Bonus

In connection with Mr. Bakish’s appointment as President and Chief Executive Officer effective December 12, 2016, we entered into a new employment agreement with Mr. Bakish, with an annual base salary of $3,000,000 and a target annual bonus of $7,000,000.

In fiscal year 2017, Mr. Davis’ and Mr. Mills’ annual base salaries were $1,750,000 and their target annual bonuses were $2,500,000. Messrs. Davis and Mills did not receive increases in annual base salary or target annual bonus during fiscal year 2017 or fiscal year 2016.

In connection with her appointment as Executive Vice President, General Counsel and Secretary, we entered into a new employment agreement with Ms. D’Alimonte, with an annual base salary of $1,000,000 and a target annual bonus of $1,000,000.

Effective January 1, 2017, Ms. Lea’s annual base salary was increased to $885,000 from $850,000 and her target annual bonus was increased to $708,000 from $680,000. Her annual bonus target of 80% of salary was unchanged.

In fiscal year 2017, Mr. Dooley’s annual base salary was $3,000,000 and his target annual bonus was $16,000,000, and Mr. Fricklas’ annual base salary was $1,287,500 and his target annual bonus was $2,475,000. Messrs. Dooley and Fricklas did not receive increases in annual base salary or target annual bonus during fiscal year 2017 or fiscal year 2016.

The base salaries and target bonuses for these executives reflected the Compensation Committee’s evaluation of the respective NEO’s role and performance, competitive market data and other factors.

Committee Determination of Fiscal Year 2017 Bonus Awards

For fiscal year 2017, bonuses for our NEOs were paid at target. The performance goals for our NEOs for fiscal year 2017 related to achievement of operating income (weighted 60%), free cash flow (weighted 20%) and qualitative objectives (weighted 20%).

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EXECUTIVE COMPENSATION

The Committee reviewed, for corporate and each of the divisions, actual fiscal year financial performance compared to the goals set by the Committee prior to the commencement of the year, as well as Mr. Bakish’s and senior management’s assessment of the achievement of the qualitative objectives. The resulting performance multiplier was then applied to the aggregate target annual bonus amounts for all STIP participants in the applicable division to create the recommended aggregate dollar amount of the corporate and division bonus pools.

Under the STIP and Senior Executive STIP, the Committee may consider other financial or qualitative objectives significant to the year, such as the extent to which the performance targets were met in ways that related to the fundamentals of the business and furthered our long-term interests, as well as the appropriateness of excluding unusual expenses or impacts on financial results that it believes have the effect of distorting the performance goals.

For fiscal year 2017, the Committee increased our operating income for STIP purposes applicable to our NEOs to $2.990 billion (from our adjusted operating income as reported in our financial statements of $2.743 billion) and our free cash flow for STIP purposes applicable to our NEOs to $1.666 billion (from our reported free cash flow of $1.510 billion). The adjustments principally reflected the exclusion of severance and programming charges resulting from our new business strategy and revitalization and reinvention activities, which were not contemplated at the time the STIP goals were set. (We define free cash flow as cash provided by operations minus capital expenditures, plus excess tax benefits relating to tax deductions on equity-based compensation awards.)

The following table sets forth the corporate performance goals that applied to our NEOs in fiscal year 2017, with the bottom of the performance range equal to a performance factor of 25% and the top of the range equal to a performance factor of 200%. The Committee determined that the corporate performance multiplier applicable to participants in the Senior Executive STIP for fiscal year 2017 was 100%, as shown in the table.

Performance Goals	Performance Range (in millions)	Performance Target (in millions)	Fiscal 2017 Performance (in millions)		Resulting Performance Factor	Weighting	Weighted Performance Factor
Operating income for STIP Purposes	$2,363-4,051	$3,376	$2,990		72%	60%	43%
Free cash flow for STIP Purposes	$620-1,736	$1,240	$1,666	(1)	185%	20%	37%
Qualitative objectives	N/A	N/A	N/A		100%	20%	20%
Corporate performance multiplier							100%

(1)	We define free cash flow, which is a non-GAAP measure, as cash flow provided by operations minus capital expenditures, plus excess tax benefits from equity-based compensation awards.

Once the bonus pools were established, individual bonus amounts were increased or decreased based on individual performance.  The Committee also approves individual bonus amounts for the executives within its oversight, which includes all of the NEOs. Mr. Bakish made specific bonus recommendations for each of those executives other than himself. The Committee established certain bonus amounts for each of the executives listed below based on the corporate performance multiplier and their individual accomplishments.

In addition to the accomplishments and other considerations discussed earlier in this section:

●

Mr. Bakish, who was our Chief Executive Officer beginning October 31, 2016, provided strategic leadership and management for our company during a uniquely challenging time of uncertainty and transition. He and his senior executive team executed on key operational goals such as building and mobilizing a new senior management team with extensive changes across the company, including at senior levels, concluding favorable affiliation renewals and extensions, driving ad sales and the adoption of new measurement and monetization tools, and building our international operations and investing in new business initiatives such as mobile content delivery and television production, in each case while maintaining cost discipline. Under his leadership, senior management continued to execute a company-wide leadership development initiative and foster a diverse and inclusive corporate culture. Mr. Bakish received an individual performance multiplier of 100%.

●	Mr. Davis, Mr. Mills, Ms. D’Alimonte and Ms. Lea participated in and advised the senior management team, led and continue to lead the company through a critical transition, and:
●

Mr. Davis provided leadership of the company’s finance, corporate development, data and investor relations functions. He continued to strengthen and streamline our finance organization and processes, oversaw a variety of potential and completed transactions, managed the company’s data strategy in

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developing new systems and tools for audience measurement and engagement, effectively managed various initiatives to significantly decrease the company’s leverage and led the financial team in overseeing financial performance and capital structure. He also contributed to the company’s successful renewals and commercial relationships with distribution partners, and directly oversaw Paramount’s finance organization during Paramount’s transition.

●

Mr. Mills provided leadership of the company’s human resources, facilities and security functions. He led the company’s talent management strategy, including several leadership transitions and a myriad of other organizational changes. He led the company’s review of its cyber security protocols and strengthened our technology planning processes. He supported the programming acquisitions team in securing valuable series and movies and also managed the company’s strategic real estate initiatives.

●

Ms. D’Alimonte ensured a seamless transition in leadership of the company’s legal affairs, provided expert counsel to the Board and senior management on a wide variety of complex legal matters, including  with respect to corporate governance, key strategic transactions, critical affiliation renewals and extensions, resolving a number of key litigations on terms favorable to the company and enhancing the collaboration, collegiality and continuing education of the company’s legal affairs team.

●

Ms. Lea provided leadership of the company’s worldwide government relations function, overseeing the development and execution of government relations strategy for the company both domestically and internationally. She advocated public policy positions for the cable and film industries at the international, national, state and local levels, and worked extensively on corporate tax reform. Ms. Lea provided political, policy and regulatory expertise to our executives, including strategic regulatory advice with respect to acquisitions and other strategic investments.

Each of our continuing NEOs received an individual performance multiplier of 100%. The definitive percentage multiplier used to determine each continuing NEO’s bonus is the product of the corporate performance multiplier (100%) and the NEO’s individual performance multiplier (in each case, 100%). Accordingly, each continuing NEO received a final multiplier of 100%.

Pursuant to the terms of his separation from the company, Mr. Dooley did not receive a bonus for fiscal year 2017. Mr. Fricklas received a fiscal year 2017 bonus at target, pursuant to the provisions of his employment agreement governing his separation from the company.

For additional information regarding the Committee’s process for setting the performance goals for STIP awards, see “Additional Detail Regarding Compensation Program Design – Performance Goals for Annual Cash Bonus.”

Equity Awards

Our annual equity awards to NEOs under the LTMIP in fiscal year 2017 were granted at the target values under their employment agreements and are set forth in the table below.

Stock options and RSUs were granted at the meeting of the Compensation Committee that took place in May 2017, except with respect to Mr. Bakish.

Under Mr. Bakish’s employment agreement, Mr. Bakish receives annual grants of equity compensation with a target value of $10,000,000 comprised of a grant of PSUs with a target value equal to $5,000,000 on January 1 of each year and a grant of stock options with a target value equal to $5,000,000 on the same day that the Compensation Committee makes its annual grant of equity awards to employees generally. Pursuant to his former employment agreement as the President and Chief Executive Officer of the Global Entertainment Group, which is discussed in more detail in the section titled “Fiscal Year 2017 Summary Compensation Table,”

on November 10, 2016, Mr. Bakish received a grant of equity compensation with a target value of $3,250,000 as part of his 2017 LTMIP award, comprised of 40% stock options and 60% RSUs. On January 9, 2017, Mr. Bakish received a grant of equity compensation with a target value of $6,750,000 representing the balance of his 2017 LTMIP award, comprised of 50% stock options and 50% PSUs.

In fiscal year 2017, the target values under the employment agreements for the remaining continuing NEOs were as follows:  for each of Mr. Davis and Mr. Mills, $2,250,000; for Ms. D’Alimonte, $800,000; and for Ms. Lea, $700,000. (Messrs. Dooley and Fricklas did not receive an equity award in fiscal year 2017.)

Other than in connection with the execution of new employment agreements, none of the NEOs received an increase in target annual equity award in fiscal year 2017.

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EXECUTIVE COMPENSATION

NEO	Award Type	Award Percentage of Target Value	Number of Class B Shares Underlying Award (1)	Vesting or Performance Period	Exercise Price/Performance Conditions (2)
Robert M. Bakish	Stock Options (3)	40%	128,332	4 years	$38.01
	RSUs (3)	60%	51,302	4 years	$38.01
	Stock Options (4)	50%	337,500	4 years	$38.34
	PSUs (4)	50%	184,866	3 years	Performance relative to S&P 500 companies
Wade C. Davis	Stock Options (5)	40%	131,965	4 years	$33.99
	RSUs (5)	60%	39,718	4 years	Time-vesting only
Scott M. Mills	Stock Options (5)	40%	131,965	4 years	$33.99
	RSUs (5)	60%	39,718	4 years	Time-vesting only
Christa A. D'Alimonte	Stock Options (5)	40%	46,921	4 years	$33.99
	RSUs (5)	60%	14,122	4 years	Time-vesting only
Doretha (DeDe) F. Lea	Stock Options (5)	40%	41,056	4 years	$33.99
	RSUs (5)	60%	12,357	4 years	Time-vesting only

(1)

The number of stock options granted is determined using the Black-Scholes valuation method on the date of grant. Stock options have an eight-year term until expiration. The number of RSUs granted is determined by dividing the value of the award by the closing market price of our Class B common stock on the date of grant ($38.01 for the RSUs granted on November 10, 2016 and $33.99 for the RSUs granted on May 18, 2017). For PSUs, the number shown in the above table equals the target number of PSUs awarded, and was determined using the target value of $3,375,000 and the fair value on January 3, 2017, which was the first business day of the performance period.

(2)

Stock option exercise price is equal to the closing market price of our Class B common stock on the date of grant ($38.01 for the stock options granted on November 10, 2016 and $33.99 for the stock options granted on May 18, 2017).

(3)	Granted on November 10, 2016.
(4)	Granted on January 9, 2017.
(5)	Granted on May 18, 2017.

Performance Share Units

PSU awards are made in the form of a target grant. The target number of PSUs awarded to Mr. Bakish in fiscal year 2017 was equal to the target award value of $3,375,000 divided by the fair value of our Class B common stock on January 3, 2017, the first business day of the performance period. The number of shares of Class B common stock Mr. Bakish could ultimately receive at the end of the measurement period depends on the TSR of our Class B common stock measured against the TSR of the common stock of the companies comprising the S&P 500 Index at the start of the measurement period (“the reference group”). The percentile ranking of the TSR of our Class B common stock compared to the TSR of the common stock of the companies in the reference group is used to calculate the number of shares received. The maximum payout is 200% of the target award, which Mr. Bakish would be eligible to receive if our stock outperformed every other company in the reference group.

The payout schedule for the award is set forth in the following table:

Schedule (1)
●If Viacom achieves less than the 25th percentile TSR, the award of PSUs will be forfeited
●If Viacom achieves the 25th percentile TSR, the number of shares to be delivered under the award will be 25% of the target award
●If Viacom achieves the 50th percentile TSR, the number of shares to be delivered under the award will be 100% of the target award
●If Viacom achieves the 100th percentile TSR (that is, if it is the first ranked company in the S&P 500 for TSR), the number of shares to be delivered under the award will be 200% of the target award
(1)

For achievement at intermediate points between the 25th and 50th percentile, or between the 50th percentile and the 100th percentile, the number of shares to be delivered will be interpolated between the respective shares delivered at such percentiles.

Compensation Decisions Reflected our Pay-For-Performance Approach

The tables below compare target compensation for our NEOs under the terms of their respective employment agreements to actual compensation and show how much of our NEO compensation is performance-based and/or equity-linked, in each case demonstrating the impact of our pay-for-performance approach.

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Target Versus Actual Bonus Amounts

The following table shows how performance and other considerations are reflected in the Committee’s decisions on annual bonus amounts for each of our fiscal years 2017, 2016 and 2015. The performance goals for our fiscal year 2017 bonus program and information on how the Committee determined the 2017 bonus amounts are discussed under “Additional Detail Regarding Compensation Program Design – Performance Goals for Annual Cash Bonus.”

	FY 2017		FY 2016		FY 2015
NEO	Actual Bonus	Target Bonus	Actual Bonus	Target Bonus	Actual Bonus	Target Bonus
Robert M. Bakish	$7,000,000	$7,000,000
Wade C. Davis	2,500,000	2,500,000	$1,375,000	$2,500,000	$2,197,318	$2,197,318
Scott M. Mills	2,500,000	2,500,000	1,375,000	2,500,000	2,197,318	2,197,318
Christa A. D'Alimonte(1)	757,692	757,692
Doretha (DeDe) F. Lea	708,000	708,000	374,000	680,000
Thomas E. Dooley(2)	—	16,000,000	8,800,000	16,000,000	11,200,000	16,000,000
Michael D. Fricklas(3)	2,475,000	2,475,000	1,361,250	2,475,000	2,000,000	2,475,000

(1)

Ms. D’Alimonte’s fiscal year 2017 bonus reflects (a) her target bonus in her current role as Executive Vice President, General Counsel and Secretary for the period she served in that role, plus (b) her target bonus in her former role as Senior Vice President, Deputy General Counsel and Assistant Secretary for the period she served in that role.

(2)

Under Mr. Dooley’s employment agreement, in lieu of a prorated fiscal year 2017 bonus award, Mr. Dooley received a retention payment in order to facilitate an orderly transition to a new Chief Executive Officer.

(3)	Under Mr. Fricklas’ employment agreement, Mr. Fricklas received a bonus award at target in connection with his separation from the company.

Percentage of Total Compensation that is Performance-Based and/or Equity-Linked

The following table shows the percentage of each continuing NEO’s total target compensation that is performance-based and/or equity-linked.

	Employment Agreement Terms — Fiscal Year 2017
NEO	Base Salary	Target Bonus	Target Annual Equity Award Value (1)	Target Compensation	% of Target Compensation That Is Performance- Based and/or Equity-Linked (2)
Robert M. Bakish	$3,000,000	$7,000,000	$10,000,000	$20,000,000	85%
Wade C. Davis	1,750,000	2,500,000	2,250,000	6,500,000	73%
Scott M. Mills	1,750,000	2,500,000	2,250,000	6,500,000	73%
Christa A. D'Alimonte	1,000,000	1,000,000	800,000	2,800,000	64%
Doretha (DeDe) F. Lea	885,000	708,000	700,000	2,293,000	61%

(1)

Mr. Bakish received his target annual equity awards in the form of stock options and PSUs as Chief Executive Officer of Viacom, and stock options and RSUs as Chief Executive Officer of the Global Entertainment Group, and Messrs. Davis and Mills and Mses. D’Alimonte and Lea received their target annual equity awards in the form of stock options and RSUs. (Messrs. Dooley and Fricklas did not receive a 2017 equity award.) There is no guarantee that the executives will realize the target value of their equity awards, as the amount the executive ultimately realizes will depend on the market value of our stock at the time of exercise or settlement and, in the case of PSUs, our performance over the three-year performance period.

(2)

Performance-based compensation includes target annual bonus amounts, stock options and PSU awards, each of which represents a form of compensation for which a set level of company or stock performance is required to realize compensation from the award. Equity-linked compensation includes RSUs, for which continued employment is the sole criterion for receipt but which have a value to the NEO that fluctuates with our stock price.

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EXECUTIVE COMPENSATION

The following charts show the pay mix for Mr. Bakish, as our Chief Executive Officer, and for our other continuing NEOs during fiscal year 2017 and illustrate the amount of target compensation that is performance-based and/or equity-linked.

Additional Detail Regarding Compensation Program Design

The following section provides additional detail on our compensation program and how our components are designed and complement each other.

Performance Goals for Annual Cash Bonus

Performance Goals Overview

●	The performance goals for our NEOs for fiscal year 2017 related to achievement of operating income (weighted 60%), free cash flow (weighted 20%) and qualitative objectives (weighted 20%).
●	Operating income and free cash flow performance goals were used because they encourage executives to achieve superior operating results while appropriately managing costs.
●

Operating income and free cash flow performance was determined relative to our operating budget, which was approved by our Board of Directors before the start of the fiscal year. Bonuses for corporate executives were based on the company’s consolidated operating income and free cash flow results. Under the Committee’s new STIP design for fiscal year 2017, bonuses for division executives were based on division-specific operating income and free cash flow targets that aligned with each division’s specific business goals and were therefore designed to drive results in that particular division.

●	The qualitative objectives for each of our NEOs in fiscal year 2017 were also set before the start of the fiscal year and included: successfully renewing all affiliate agreements with multi-channel video programming distributors that expired in fiscal year 2017; increasing ad sales billings over fiscal year 2016 levels; securing partnerships to grow revenue, audience or reach and/or provide valuable support to Viacom; supporting and developing new initiatives; consolidating and strengthening the company’s multiplatform app capabilities; enhancing cyber security controls effectiveness; and conducting a diverse talent review. The Committee also considered qualitative factors related to the execution of our new business strategy that were not contemplated by the STIP design and budget set prior to the beginning of the fiscal year, including: the implementation of a comprehensive organization redesign and restructuring; the development and roll-out of our new strategic plan; a significant reduction in the company’s leverage; the transformation of Paramount’s leadership team; and significantly improving the company’s environment and culture. The qualitative objectives for the divisions were, again, division-specific and designed to drive results in each particular division.

Setting Performance Goals

●	When setting the range of performance goals for operating income and free cash flow before
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the start of the fiscal year, the Committee considered our financial results from the prior year and our annual operating budget for the coming year, as approved by the Board. The budget reflected desired growth rates, strategic initiatives, the economic environment and other business fundamentals, on an individualized basis for corporate and each division.

●	The Committee used this information to set operating income and free cash flow performance grids for corporate and each of the divisions.
●

Achievement of operating income and free cash flow at budget equates to a performance factor of 100% on each performance grid. We believe our budgeting process is rigorous and results in goals that are meaningful and challenging, the achievement of which is designed to drive stockholder value.

●

A performance factor below 25% results in no bonus being earned. Consistent with the maximum bonus amounts, a maximum of 200% can be earned for each performance goal (including the qualitative objectives) before the respective weightings are applied.

●	The payout range on the grids was 25% to 200% of the target annual bonus amount, with performance below the level required to generate a payout of 25% resulting in a payout of 0%.
●

The Committee set the payout on each grid from 25% to 200% in a manner that is designed to, within reasonable limits, encourage achievement that exceeds target goals and penalize underachievement, while recognizing the need to encourage performance throughout the year, even in difficult conditions.

Use of Employment Agreements and Severance and Restrictive Covenants

Employment agreements are standard in our industry for top executives, and are important for recruiting purposes as well as for their restrictive and other covenants. Each of our NEOs has an employment agreement in which the Committee sets the components of compensation and initial compensation levels. Compensation levels are generally reviewed annually to ensure they continue to reflect the executive’s performance as well as remain competitive.

The Committee believes that providing certain severance benefits is important to attract and retain high-caliber executives in our industry and provide consideration for the executive’s commitments under the employment agreement.

Our NEO employment agreements provide for cash payments upon termination without “cause” or resignation for “good reason” (as defined in the employment agreements). These payments are capped at the lesser of two times the sum of the annual base salary and target bonus amount in the year of termination or the remaining cash compensation payable under the agreement. For Mr. Dooley, these payments were capped at three years of base salary and bonus amount in the year of termination, subject to adjustment if fewer than three years remained in the employment term. No payment is made if an employee leaves voluntarily or is terminated for “cause.”

Receipt of severance is conditioned on the employee’s signing a release of claims and continuing compliance with certain restrictive and other covenants. Typical post-termination covenants in our employment agreements include commitments not to compete with our company during the term of the agreement, not to solicit our employees to leave our company within a specified time frame, and to cooperate with Viacom and its attorneys in connection with legal matters.

The key terms of our NEO employment agreements are described in the narrative following the “Fiscal Year 2017 Summary Compensation Table” and in the section “Payments Upon Termination or Change-In-Control.” For detail on the severance obligations we may have to our continuing NEOs upon termination of employment, and the actual severance paid to each of Mr. Dooley and Mr. Fricklas in connection with the executive’s separation from the company, see the section “Payments Upon Termination or Change-In-Control.” These obligations were negotiated at the time we entered into each NEO’s employment agreement.

Benefits

We provide traditional benefit plans and programs to our executives and employees on the same relative basis with few exceptions, which are described under “Perquisites” below. These plans include:

●	a tax-qualified defined contribution 401(k) Plan, with a company match and profit-sharing contributions, and an Excess 401(k) Plan with a company match;
●	a tax-qualified defined benefit Pension Plan (frozen as of December 31, 2012) and a related Excess Pension Plan (frozen as of April 1, 2009);
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●	a bonus deferral plan, which allows an executive to elect to defer a portion of his or her annual cash bonus amount; and
●	health coverage, life insurance, disability benefits and other similar benefits.

For more detail on our benefit plans, see the narratives following the “Fiscal Year 2017 Pension Benefits” and “Fiscal Year 2017 Nonqualified Deferred Compensation” tables.

Perquisites

We generally provide few perquisites to our NEOs. However, we and the Committee believe that some perquisites, as discussed below and in footnote (4) to the “Fiscal Year 2017 Summary Compensation Table,” are appropriate for the reasons discussed below. The executives are taxed as appropriate on these perquisites, and we do not gross up our NEOs for these taxes.

●	Our NEOs may be eligible to use the Viacom aircraft for personal use, and we consider amounts related to such travel to be a perquisite.
●

A car and driver in New York were provided to Mr. Bakish and Mr. Dooley for security reasons and are occasionally used for business purposes by other executives. Any personal use of the car and driver by an executive, including for commuting, is considered a perquisite and reported in the Summary Compensation Table.

●

Under their employment agreements, certain of our NEOs receive life insurance benefits in amounts that are higher than the life insurance benefits we provide to employees generally. This incremental amount is considered a perquisite. We pay the premiums for these life insurance benefits and do not generally provide any other death benefit such as salary continuation. In 2017, we provided $5,000,000 in coverage for each of Messrs. Bakish, Dooley, Davis, Mills and Fricklas.

●

Our NEOs also receive occasional tickets to company events and, for business purposes, an NEO’s spouse may accompany the executive from time to time to these events. The NEOs also receive, from time to time, DVDs and merchandise related to our businesses. These items involve a de minimis or no incremental cost to us, and we believe they serve a legitimate business purpose.

Additional Committee Resources

Management’s Role

The Committee interacts with management regarding our executive compensation policies and programs. For our senior executives other than the Chief Executive Officer, the proposed terms of new employment agreements and annual merit compensation reviews, if any, are initially discussed by the Chief Executive Officer and the Chief Administrative Officer (except with respect to his own agreement), with input from the executive to whom the NEO directly reports (if other than the Chief Executive Officer). The proposed terms of employment agreements and merit increases are presented to the Committee for consideration and approval.

The Chief Executive Officer and the Chief Administrative Officer also participate in STIP and LTMIP design discussions, including forming recommendations with respect to performance targets, the results of which are presented to the Committee for consideration and determination. They may provide input to the Committee and/or the Board, as appropriate, from time to time on benefits, retirement programs and other matters related to our Human Resources function.

Independent Compensation Consultant

Since January 1, 2006, the Committee has retained the services of an independent compensation consultant with particular expertise in compensation matters for media and entertainment companies. During fiscal year 2017, Pearl Meyer was engaged by the Committee as its independent compensation consultant. Pearl Meyer reports directly to, the Committee and may engage with management at the Committee’s direction. A representative of Pearl Meyer attends Committee meetings, reviews compensation data with the Committee, and participates in general discussions regarding executive compensation issues. While the Committee considers input from Pearl Meyer, the Committee’s decisions ultimately reflect many factors and considerations. See “Our Board of Directors — Compensation Committee” for additional information. Pearl Meyer also provides advice to the Governance and Nominating Committee in connection with decisions regarding compensation for members of the Board of Directors.

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The Entertainment Industry and Use of Peer Company Data

The Committee considers information about the practices of our media and entertainment industry peer companies and other comparable public companies, as well as evolving market practices, because it believes that reviewing this information is appropriate to ensure that it makes informed compensation decisions. The Committee does not benchmark the compensation of any executive over which it has oversight to any particular percentile, or range of percentiles, of peer company data. Rather, the Committee considers the compensation levels for similar executive positions at our peer companies as only one factor in its decision-making process. One reason for this is that the structure and organization of other companies, as well as the duties, responsibilities, tenure and talents of executives at other companies, often vary considerably.

During fiscal year 2017, Pearl Meyer and Pay Governance advised the Committee based on an analysis of information about the other major, diversified media and entertainment industry companies: Comcast Corporation, Discovery Communications, The Walt Disney Company, Time Warner Inc., Twenty-First Century Fox Inc. and CBS

Corporation. The Committee also considered advice based on a broad industry peer group, which was comprised of the following companies in fiscal year 2017: Altria Group, Inc., AT&T Inc., Cablevision Systems Corporation, CBS Corporation, Cisco Systems, Inc., The Coca-Cola Company, Comcast Corporation, Dell, Inc., Discovery Communications, General Electric Company, Hewlett-Packard Company, International Business Machines Corporation, PepsiCo, Inc., The Procter & Gamble Company, Twenty-First Century Fox Inc., Sprint Nextel Corporation, TEGNA Inc., Time Warner Inc., Verizon Communications Inc., The Walt Disney Company and Yahoo! Inc.

In addition, the Committee generally monitors compensation best practices and considers alternatives for compensation program design using the Committee members’ own experience and judgment, as well as by reference to the experience and practices of other large public companies and expert commentary. The Committee does not refer to any set group of companies for this purpose.

Risk Assessment of Compensation Programs

We annually review with our Compensation Committee and our independent compensation consultant our company-wide compensation programs to assess whether they encourage our employees to take unnecessary or excessive risks that could have a material adverse effect on our business. We have concluded that our programs are appropriately tailored to encourage employees to grow our business, but not incent them to do so in a way that poses unnecessary or excessive material risk to us. For example, our STIP and LTMIP, which are our two primary, company-wide compensation plans, balance each other by providing compensation that rewards short-term and long-term performance. The STIP balances risk by considering a mix of performance goals, capping the maximum payout a participant can receive and allowing the Compensation Committee to determine the final amounts of all bonuses in its sole discretion. The LTMIP provides balanced incentives through a mix of equity awards such as stock options, PSUs and RSUs, which have varying vesting schedules and levels of performance and/or market conditions to encourage long-term growth and provide retentive value. In addition, our equity awards include forfeiture conditions, and we have various policies, such as our “clawback” policy, that are designed to discourage undue risk-taking or manipulation of financial reporting.

Tax Deductibility of Performance-Based Compensation and Other Tax Considerations

Where appropriate, and after taking into account various considerations, we generally structure our executive employment agreements and compensation programs to allow us to take a tax deduction for the compensation we pay to our executives. Any individual base salary we pay over $1,000,000 is not tax deductible. The performance-based compensation we pay in the form of annual cash bonus amounts under our Senior Executive

STIP is designed to comply with the requirements of Section 162(m) and therefore be tax deductible. In addition, our stock option and PSU grants under the LTMIP contain performance and/or market conditions and are designed to be Section 162(m) compliant. RSUs with time-vesting only are not tax deductible to the extent they result in compensation that exceeds the $1,000,000 limit under Section 162(m). Changes in tax law for tax years beginning after December 31,

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2017 may limit or eliminate our ability to deduct compensation paid pursuant to the Senior Executive STIP, stock options and PSUs to the extent that they result in compensation that exceeds the $1,000,000 limit under Section 162(m).

Our deferred compensation arrangements, including those in our employment agreements and compensation and benefit plans, are designed to comply with Section 409A of the Internal Revenue Code.

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Fiscal Year 2017 Summary Compensation Table

The following table presents information on the total compensation for our NEOs in fiscal years 2017, 2016 and 2015.

Name and Principal Position	Fiscal Year	Salary ($)	Stock Awards ($) (1)		Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($) (2)	Change in Pension Value and Non- qualified Deferred Compensation Earnings ($) (3)	All Other Compensation ($) (4)	Total ($)
Robert M. Bakish	2017	$2,769,231	$5,795,228	(5)	$4,675,003	$7,000,000	$8,650	$67,046	$20,315,158
President and
Chief Executive Officer
Thomas E. Dooley	2017	$426,385	$—		$—	$—	$5,362	$53,216,592	$53,648,339
Former President and	2016	$3,000,000	$10,018,272		$6,000,003	$8,800,000	$32,852	$80,331	$27,931,458
Chief Executive Officer	2015	$3,000,000	$9,096,174		$6,000,002	$11,200,000	$11,111	$93,035	$29,400,322
Wade C. Davis	2017	$1,750,000	$1,350,015		$900,001	$2,500,000	$290	$39,200	$6,539,506
Executive Vice President,	2016	$1,750,000	$1,349,996		$899,998	$1,375,000	$46,222	$26,343	$5,447,559
Chief Financial Officer	2015	$1,487,308	$1,349,976		$899,998	$2,197,318	$5,586	$25,303	$5,965,489
Scott M. Mills	2017	$1,750,000	$1,350,015		$900,001	$2,500,000	$948	$28,312	$6,529,276
Former Executive Vice President,	2016	$1,750,000	$1,349,996		$899,998	$1,375,000	$4,830	$26,079	$5,405,903
Chief Administrative Officer	2015	$1,503,076	$1,349,976		$899,998	$2,197,318	$1,552	$31,985	$5,983,905
Christa A. D'Alimonte	2017	$822,933	$480,007		$320,001	$757,692	$—	$25,494	$2,406,127
Executive Vice President,
General Counsel and Secretary
Doretha (DeDe) F. Lea	2017	$875,577	$420,014		$280,002	$708,000	$6,477	$24,275	$2,314,345
Executive Vice President,	2016	$843,365	$419,999		$280,001	$374,000	$146,273	$22,288	$2,085,926
Global Government Affairs
Michael D. Fricklas	2017	$718,029	$—		$—	$2,475,000	$20,129	$605,384	$3,818,542
Former Executive Vice President,	2016	$1,287,500	$1,799,995		$1,199,997	$1,361,250	$264,207	$31,102	$5,944,051
General Counsel and Secretary	2015	$1,287,500	$1,800,012		$1,200,005	$2,000,000	$52,566	$29,478	$6,369,561

(1)

Reflects the aggregate grant date fair value of the equity awards granted in the respective year calculated in accordance with FASB ASC Topic 718 – Stock Compensation, not including assumed forfeitures. Includes annual equity awards granted under our LTMIP as part of our annual equity program. See “Compensation Discussion & Analysis” for a detailed discussion of our equity program and the individual awards. Grant date fair value assumptions are consistent with those disclosed in the Equity-Based Compensation Note to our Consolidated Financial Statements in our Annual Reports on Form 10-K for fiscal years 2017, 2016 and 2015.

(2)	Reflects annual cash bonus amounts under the Senior Executive STIP for performance during the respective year.
(3)	Reflects change in pension value only.
(4)	All Other Compensation includes the following amounts received in fiscal year 2017 by the NEOs:

	Additional Compensation						Perquisites
	Company Match in 401(k) Plan	Company Match in Excess 401(k) Plan	Profit Sharing Plan in 401(k) Plan	Life Insurance (a)	Separation Payments (b)	COBRA	Personal Use of Viacom Aircraft (c)	Car Service (d)	Total
Robert M. Bakish	$8,175	$13,300	$3,975	$4,794	$—	$—	$—	$36,802	$67,046
Thomas E. Dooley	$—	$—	$—	$9,756	$53,190,385	$16,417	$—	$34	$53,216,592
Wade C. Davis	$8,175	$13,300	$3,975	$1,896	$—	$—	$10,258	$1,596	$39,200
Scott M. Mills	$12,975	$8,500	$3,975	$2,862	$—	$—	$—	$—	$28,312
Christa A. D'Alimonte	$7,125	$14,394	$3,975	$—	$—	$—	$—	$—	$25,494
Dorethea (DeDe) F. Lea	$13,014	$7,286	$3,975	$—	$—	$—	$—	$—	$24,275
Michael D. Fricklas	$13,500	$3,549	$—	$8,366	$569,471	$10,498	$—	$—	$605,384

(a)

Represents the incremental cost of the life insurance policy we provide in accordance with the terms of each NEO’s respective employment agreement above the cost of life insurance that we provide to employees generally.

(b)	Represents payments made to each of Mr. Dooley and Mr. Fricklas in respect of his separation from the company effective November 15, 2016 and April 15, 2017, respectively.
(c)

The incremental cost of use of our aircraft is calculated by dividing the total variable costs (such as fuel, aircraft maintenance, catering, telecommunications, landing and navigation fees and flight crew expenses) by the total flight hours for such year and multiplying such amount by the individual’s total number of flight hours for non-business use for the year, including flights that were made to reposition the plane in connection with the personal travel from either our New York or Los Angeles locations. Incremental cost does not include certain fixed costs that we incur by virtue of owning the plane.

(d)

Represents incremental costs in connection with personal use of car service, including amounts attributable to commuting expenses. For security reasons, we provided Messrs. Bakish and Dooley with a car and driver in New York for use by them and other executives.

An executive’s spouse or other guests may accompany him on business travel, including travel on company aircraft, in company-paid car service, and sharing a hotel room. No amounts are included in the table above for such events since there is little or no

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incremental cost to us. Other items that may be considered perquisites and for which there is a de minimis or no incremental cost to us include meals provided by our corporate kitchen upon an executive’s request (we do not have an executive dining room), access to the executive fitness room (non-staffed) and occasional receipt of tickets, DVDs and other merchandise related to our businesses.

(5)

The amount included for Mr. Bakish’s PSUs reflects the fair value on the date of grant of January 9, 2017, as described in footnote (1). The number of PSUs comprising Mr. Bakish’s target award was determined using the target value of $3,375,000 and the fair value on January 3, 2017, which was the first business day of the performance period, which resulted in an incremental $470,239 in value to Mr. Bakish.

Compensation of Viacom’s Named Executive Officers

Additional detail on the compensation of our NEOs, including decisions made on fiscal year 2017 compensation, can be found in “Compensation Discussion and Analysis.”

Robert M. Bakish

Mr. Bakish has been our President and Chief Executive Officer, and a member of the Board, since December 12, 2016. Prior to that, he served as Acting President and Chief Executive Officer (“Acting CEO”) of Viacom, beginning November 15, 2016. Mr. Bakish joined Viacom in 1997 and has held leadership positions throughout the organization, including serving as President and Chief Executive Officer of VIMN and its predecessor company, MTV Networks International, from 2007 to 2016.

From October 31, 2016 until December 12, 2016, Mr. Bakish served as President and Chief Executive Officer of our Global Entertainment Group (“GEG CEO”). In his role as GEG CEO, Mr. Bakish received an annual base salary of $2,750,000 per year, his target annual cash bonus was $3,500,000 and his target annual equity award was $3,250,000. The annual equity award that would normally have been made in May 2017 was made on an accelerated basis on November 10, 2016. In his role as Acting CEO from November 15, 2016 until he became President and Chief Executive Officer effective December 12, 2016, Mr. Bakish received an annual base salary of the greater of (i) $2,500,000 per year and (ii) $500,000 per month of service, pro-rated for partial months of service. This was in addition to the salary he received for his role as GEG CEO. Mr. Bakish was not entitled to a bonus in his role as Acting CEO; however, for the period he served as Acting CEO, the company performance multiplier applied to the target annual bonus he was eligible to receive as GEG CEO was the company performance multiplier applied to participants in the Viacom Senior Executive Short-Term Incentive Plan, and his actual bonus was determined in the manner set forth in such plan. Mr. Bakish was not entitled to an annual equity award in his role as Acting CEO.

In connection with his appointment as President and Chief Executive Officer effective December 12, 2016, we entered into a new employment agreement with Mr. Bakish, with an employment term through December 31, 2019, an annual base salary of $3,000,000, a target annual bonus of $7,000,000 and a target annual equity award of $10,000,000. The compensation reflected the Compensation Committee’s evaluation of Mr. Bakish’s performance, competitive market data and other factors.

Thomas E. Dooley

Mr. Dooley served as our President and Chief Executive Officer from August 18, 2016 until November 15, 2016. Prior to that, he served as our Senior Executive Vice President and Chief Operating Officer beginning in May 2010. He served as our Chief Administrative Officer from September 2006 to May 2010 and our Chief Financial Officer from January 2007 to September 2010. From 1980 to 2000, Mr. Dooley served in several positions at Former Viacom, including as its Deputy Chairman and member of its Executive Committee. He left Former Viacom in connection with the merger with CBS Corporation in 2000.

Effective January 1, 2014, Mr. Dooley’s annual base salary was increased to $3,000,000 from $2,500,000. Effective October 1, 2013, his target annual bonus was increased to $12,000,000 from $9,500,000, and effective October 1, 2014, his target annual bonus was increased to $16,000,000. His target annual equity award was increased to $12,000,000 from $9,600,000, effective October 1, 2013, and consisted of 50% PSUs and 50% stock options. The increases reflected the Compensation Committee’s evaluation of Mr. Dooley’s performance, competitive market data and other factors.

In March 2016, we amended Mr. Dooley’s employment agreement, extending his term of employment to December 31, 2018 with no change in compensation.

In August 2016, we amended Mr. Dooley’s employment agreement to provide that, unless otherwise agreed in writing between Mr. Dooley and Viacom, Mr. Dooley’s employment as the interim President and Chief Executive Officer would

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terminate on September 30, 2016 and such termination would be deemed a termination without “Cause,” a resignation with “Good Reason” for which the applicable notice and cure periods would be deemed to have expired (uncured) on the date immediately preceding the date of the effective time of termination and a “Qualifying Termination” pursuant to the terms of Mr. Dooley’s employment agreement.

In September 2016, we further amended Mr. Dooley’s employment agreement to extend Mr. Dooley’s employment as interim President and Chief Executive Officer until November 15, 2016 in order to facilitate an orderly transition to a new Chief Executive Officer and, in consideration for Mr. Dooley’s agreement to the extension of his employment, provide Mr. Dooley with a retention payment of $4,375,000. The agreement stipulated that (i) upon payment of the retention payment, Mr. Dooley would be deemed to waive any right he would otherwise have to receive payment of a prorated annual STIP award for fiscal year 2017 and (ii) the retention payment would not constitute an adjustment to Mr. Dooley’s annual base salary or applicable bonus amount for purposes of calculating any severance payment under Mr. Dooley’s employment agreement.

Mr. Dooley’s employment terminated effective November 15, 2016.

Information on payments and other benefits to which Mr. Dooley became entitled upon his separation from Viacom is provided below under “Payments Upon Termination or Change in Control — Payments Made Upon the Separation of Former NEOs.”

Wade C. Davis

Mr. Davis has been our Executive Vice President, Chief Financial Officer since November 2012. Prior to that, he served as Executive Vice President, Strategy and Corporate Development beginning in August 2009, as Senior Vice President, Mergers & Acquisitions and Strategic Planning from January 2007 to August 2009 and as Senior Vice President of Mergers & Acquisitions beginning January 1, 2006.

Effective November 27, 2014, we entered into a new employment agreement with Mr. Davis, with an employment term through November 26, 2018. His annual base salary was increased to $1,350,000 from $1,250,000, his target annual bonus was increased to $2,000,000 from $1,550,000 and his target annual equity award was increased to $1,650,000 from $1,200,000.

In connection with an expansion of his role and increased responsibilities, effective May 11, 2015, Mr. Davis’ annual base salary was increased to $1,750,000, his target annual bonus amount was increased to $2,500,000 and his target annual equity award was increased to $2,250,000.

The increases reflected the Compensation Committee’s evaluation of Mr. Davis’ performance, competitive market data and other factors.

Scott M. Mills

Mr. Mills was our Executive Vice President and Chief Administrative Officer from May 2015 until January 1, 2018 when he assumed the role of President of BET Networks. Prior to May 2015, he served as Executive Vice President, Human Resources and Administration beginning in October 2012. From 1997 to 2012, Mr. Mills served in several positions at BET Networks, including, most recently, as its President and Chief Operating Officer.

Effective October 1, 2014, we entered into an employment agreement with Mr. Mills, with an employment term through September 30, 2018. His annual base salary was increased to $1,350,000 from $1,250,000, his target annual bonus was increased to $2,000,000 from $1,550,000 and his target annual equity award was increased to $1,650,000 from $1,200,000.

In connection with an expansion of his role and increased responsibilities, effective May 11, 2015, Mr. Mills’ annual base salary was increased to

$1,750,000, his target annual bonus amount was increased to $2,500,000 and his target annual equity award was increased to $2,250,000. The increases reflected the Compensation Committee’s evaluation of Mr. Mills’ performance, competitive market data and other factors.

Effective January 1, 2018, Mr. Mills assumed the role of President of BET Networks. In connection with his new role, Mr. Mills entered into a new employment agreement with a term through June 30, 2020. Under the agreement, his annual base salary, target annual bonus and target annual equity award values remain unchanged at $1,750,000, $2,500,000 and $2,250,000, respectively. Mr. Mills continues to be eligible to receive an increase in salary, as determined by the Committee, on or about an annual basis, and continues to be eligible to participate in Viacom’s retirement and other employee benefit plans for which he qualifies pursuant to the terms of the applicable plan. The maximum amount payable

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with respect to salary and bonus in the event of Mr. Mills’ termination without “cause” or resignation for “good reason” remains two times his then current base salary and target bonus, and the vesting of certain unvested equity awards will accelerate in the event of his termination without “cause” or resignation for “good reason.” Mr. Mills continues to be subject to certain restrictive covenants, such as non-competition and non-solicitation covenants, including following termination of employment.

Christa A. D’Alimonte

Ms. D’Alimonte has been our Executive Vice President, General Counsel and Secretary since April 15, 2017. Prior to that, she served as our Senior Vice President, Deputy General Counsel and Assistant Secretary beginning in November 2012.

In connection with her appointment as Executive Vice President, General Counsel and Secretary, we entered into a new employment agreement with Ms.

D’Alimonte, with an employment term through April 14, 2020, an annual base salary of $1,000,000, a target annual bonus of $1,000,000 and a target annual equity award of $800,000. The compensation reflected Ms. D’Alimonte’s new role and the Compensation Committee’s evaluation of Ms. D’Alimonte’s performance, competitive market data and other factors.

Doretha (DeDe) F. Lea

Ms. Lea has been our Executive Vice President, Global Government Affairs since January 2013, having previously served as Executive Vice President, Government Relations of Viacom and Former Viacom beginning in November 2005. Prior to that, she was Senior Vice President, Government Relations of our predecessor beginning in September 2005.

Effective January 1, 2016, Ms. Lea’s annual base salary was $850,000, her target annual bonus was $680,000 and her target annual equity award was $700,000.

Effective November 14, 2016, we entered into a new employment agreement with Ms. Lea, with an employment term through September 30, 2020. Effective January 1, 2017, her annual base salary was increased to $885,000 and her target annual bonus was increased to $708,000.

Effective January 1, 2018, Ms. Lea’s annual base salary was increased to $991,550 and her target annual bonus was increased to $729,240.

The increases reflected the Compensation Committee’s evaluation of Ms. Lea’s performance, competitive market data and other factors.

Michael D. Fricklas

Mr. Fricklas served as our Executive Vice President, General Counsel and Secretary from January 1, 2006 until April 15, 2017. Prior to that, he served as Executive Vice President, General Counsel and Secretary of Former Viacom beginning in 2000. He first joined Former Viacom in 1993 as Senior Vice President and Deputy General Counsel.

For each of the periods presented in the Fiscal Year 2017 Summary Compensation Table, Mr. Fricklas’ annual base salary was $1,287,500, his target annual bonus was $2,475,000 and his target annual equity award was $3,000,000.

In May 2015, we amended Mr. Fricklas’ employment agreement, extending his employment term to June 30, 2018.

In February 2017, Mr. Fricklas announced that he would be resigning from Viacom following an orderly transition to a new general counsel.  In March 2017, we amended Mr. Fricklas’ employment agreement to provide that Mr. Fricklas’ employment would terminate on May 26, 2017 or earlier, that such termination would be without “cause” and that Mr. Fricklas would continue to receive his base salary at the rate in effect on the date of termination for 24 months following the termination date provided he complies with certain non-compete and other covenants. Mr. Fricklas resigned from Viacom effective April 15, 2017.

Information on payments and other benefits to which Mr. Fricklas became entitled upon his separation from Viacom is provided below under “Payments Upon Termination or Change in Control — Payments Made Upon the Separation of Former NEOs.”

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Generally Applicable Employment Agreement Provisions

The employment agreements of Messrs. Bakish, Davis and Mills and Mses. D’Alimonte and Lea generally permit, and the employment agreements with Messrs. Dooley and Fricklas prior to their separation from Viacom generally permitted, the executive to participate in all arrangements for benefits, business expenses and perquisites available to senior executives of Viacom. Provisions on termination of employment under various circumstances, including treatment of equity awards and other holdings and applicable restrictive covenants, are discussed in the section entitled “Payments Upon Termination or Change-In-Control.”

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Fiscal Year 2017 Grants of Plan-Based Awards

The table below presents information on our non-equity incentive compensation plan awards under our Senior Executive STIP and our equity grants under our LTMIP to our NEOs in fiscal year 2017. The Compensation Committee made our annual LTMIP grants to our NEOs and other LTMIP eligible employees in May 2017, except for the PSU grant to Mr. Bakish, which was made on January 9, 2017 pursuant to the terms of his employment agreement.

For additional information on the terms of the grants, see “Compensation Discussion and Analysis — Compensation Program Design — Equity Awards.”

		Date of									All Other	All Other		Grant
		Board									Stock	Option		Date Fair	Intrinsic
		Action,									Awards:	Awards:	Exercise	Value of	Value of
		if									Number of	Number of	or Base	Stock and	Option
		Different	Estimated Future Payouts Under					Estimated Future Payouts Under			Shares of	Securities	Price of	Stock	Awards;
		From	Non-Equity Incentive Plan Awards					Equity Incentive Plan Awards			Stock or	Underlying	Option	Option	Value of
	Grant	Grant	Threshold	Target	Maximum	Type Of		Threshold	Target	Maximum	Units	Options	Awards	Awards	Stock
Name	Date	Date (1)	($) (2)	($)	($)	Award		(#)	(#)	(#)	(#) (4)	(#) (4)	($/Sh)	($) (5)	Awards (6)
Robert M. Bakish	11/10/16					RSU					51,302			$1,949,989	$1,428,248
						SO						128,332	$38.01	$1,300,003
	1/9/17	12/12/16				PSU	(3)	20,660	82,640	165,280				$3,845,239	$2,300,698
						SO						337,500	$38.34	$3,375,000
			1,750,000	7,000,000	14,000,000
Thomas E. Dooley	—	—	—	—	—	—		—	—	—	—	—	—	—	—

Wade C. Davis	5/18/17					RSU;
						SO					39,718	131,965	$33.99	$2,250,016	$1,105,749
			$625,000	$2,500,000	$5,000,000
Scott M. Mills	5/18/17					RSU;
						SO					39,718	131,965	$33.99	$2,250,016	$1,105,749
			$625,000	$2,500,000	$5,000,000
Christa A. D'Alimonte	5/18/17					RSU;
						SO					14,122	46,921	$33.99	$800,008	$393,156
			$250,000	$1,000,000	$2,000,000
Doretha (DeDe) F. Lea	5/18/17					RSU;
						SO					12,357	41,056	$33.99	$700,016	$344,019
			$182,310	$729,240	$1,458,480
Michael D. Fricklas	—	—	—	—	—	—		—	—	—	—	—	—	—	—

(1)	Date of Compensation Committee approval of employment agreement providing for the grant.
(2)	Threshold amount is equal to 25% of the target award, which is the minimum amount that could be paid if any bonus amount were earned. Performance below the 25% threshold earns a bonus amount of $0.
(3)

For PSUs, the threshold amount is equal to 25% of the target award, which is the minimum amount that will be paid if the market condition for the PSU awards is met, and the maximum award is 200% of the target award. The target number of PSUs was determined by dividing the target value of the award by the fair market value on January 3, 2017, which was the first business day of the performance period.

(4)

The number of RSUs granted is determined by dividing the target value of the award by the closing market price of our Class B common stock on the date of grant. The number of stock options granted is determined using the Black-Scholes valuation method on the date of grant.

(5)

Grant date fair value assumptions are consistent with those disclosed in the Equity-Based Compensation Note to our Consolidated Financial Statements in our Annual Report on Form 10-K for fiscal year 2017. For PSUs, the grant date fair value takes into consideration the performance and/or market conditions applicable to the grant, and makes certain assumptions about the performance of our stock and that of the companies in the reference group for PSUs over the measurement period. Factors such as market volatility and/or possibility of a payout above target can cause dramatic changes in the accounting expense for PSUs. Accordingly, the expense shown in this column may be significantly higher than the value of the awards determined in accordance with the respective NEO employment agreements.

(6)

We believe it is relevant for investors’ understanding of our NEOs’ compensation to present the current value of the awards compared to the grant date fair value, which is the total accounting expense for the fiscal year 2017 awards that we will recognize over a period of years. This information is for illustrative purposes to demonstrate the compensation the executive might realize from the awards if they were vested and settled or, for stock options, vested and exercised, using our Class B common stock price of $27.84 as of September 30, 2017. The actual market value of the awards fluctuates daily with the price of our stock. In addition, our stock options and RSUs vest over a period of four years and our PSUs have measurement periods of three years; therefore, none of the equity awards in the above table have actually vested.

48 VIACOM INC.	2018 Proxy Statement

EXECUTIVE COMPENSATION

Outstanding Equity Awards at Fiscal Year End

The following table presents information on the outstanding equity awards, including which portions were vested or unvested, held by our NEOs as of September 30, 2017. Market value amounts are based on the closing price of our Class B common stock of $27.84 on September 30, 2017.

		Option Awards					Stock Awards
Name	Award Date	Number of Securities Underlying Unexercised Options (#)			Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
		Excercisable	Unexercisable
Robert M. Bakish
	06/08/10	73,320	0		$32.5500	06/08/18
	05/25/11	69,930	0		$49.9500	05/25/19
	05/23/12	79,051	0		$47.2100	05/23/20
	05/22/13	61,444	0		$69.5600	05/22/21
	05/21/14	36,231	12,078	(1)	$84.4600	05/21/22
	05/20/15	36,596	36,597	(2)	$65.9200	05/20/23
	05/18/16	26,011	78,035	(3)	$38.8600	05/18/24
	11/10/16	0	128,332	(4)	$38.0100	11/10/24
	01/09/17	0	337,500	(5)	$38.3400	01/09/25
	05/21/14						3,552	(6)	$98,888
	05/20/15						9,102	(7)	$253,400
	05/18/16						26,055	(8)	$725,371
	11/10/16						51,302	(9)	$1,428,248
	01/09/17									20,660	(10)	$575,174
Thomas E. Dooley
	06/08/10	488,798	0		$32.5500	06/08/18
	05/25/11	419,580	0		$49.9500	05/25/19
	05/23/12	474,308	0		$47.2100	11/15/19
	05/22/13	368,664	0		$69.5600	11/15/19
	05/21/14	362,319	0		$84.4600	11/15/19
	05/20/15	548,948	0		$65.9200	11/15/19
	05/18/16	693,642	0		$38.8600	11/15/19
Wade C. Davis
	05/25/11	12,238	0		$49.9500	05/25/19
	05/23/12	16,799	0		$47.2100	05/23/20
	05/22/13	36,866	0		$69.5600	05/22/21
	05/21/14	21,739	7,247	(1)	$84.4600	05/21/22
	05/20/15	41,171	41,171	(2)	$65.9200	05/20/23
	05/18/16	26,011	78,035	(3)	$38.8600	05/18/24
	05/18/17	0	131,965	(11)	$33.9900	05/18/25
	05/21/14						2,132	(6)	$59,355
	05/20/15						10,240	(7)	$285,082
	05/18/16						26,055	(8)	$725,371
	05/18/17						39,718	(9)	$1,105,749
Scott M. Mills
	06/08/10	19,430	0		$32.5500	06/08/18
	05/25/11	25,018	0		$49.9500	05/25/19
	05/23/12	37,708	0		$47.2100	05/23/20
	05/22/13	33,794	0		$69.5600	05/22/21
	05/21/14	21,739	7,247	(1)	$84.4600	05/21/22
	05/20/15	41,171	41,171	(2)	$65.9200	05/20/23
	05/18/16	26,011	78,035	(3)	$38.8600	05/18/24
	05/18/17	0	131,965	(11)	$33.9900	05/18/25
	05/21/14						2,132	(6)	$59,355
	05/20/15						10,240	(7)	$258,082
	05/18/16						26,055	(8)	$725,371
	05/18/17						39,718	(9)	$1,105,749
Christa A. D'Alimonte
	05/22/13	7,680	0		$69.5600	05/22/21
	05/21/14	4,529	1,510	(1)	$84.4600	05/21/22
	05/20/15	5,489	5,490	(2)	$65.9200	05/20/23
	05/18/16	3,468	10,405	(3)	$38.8600	05/18/24
	05/18/17	0	46,921	(11)	$33.9900	05/18/25
	05/21/14						444	(6)	$12,361
	05/20/15						1,366	(7)	$38,029
	05/18/16						3,474	(8)	$96,716
	05/18/17						14,122	(9)	$393,156

VIACOM INC.	2018 Proxy Statement 49

EXECUTIVE COMPENSATION

		Option Awards					Stock Awards
Name	Award Date	Number of Securities Underlying Unexercised Options (#)			Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
		Excercisable	Unexercisable
Doretha (DeDe) F. Lea
	05/25/11	6,119	0		$49.9500	05/25/19
	05/23/12	13,168	0		$47.2100	05/23/20
	05/22/13	16,129	0		$69.5600	05/22/21
	05/21/14	12,681	4,227	(1)	$84.4600	05/21/22
	05/20/15	12,809	12,809	(2)	$65.9200	05/20/23
	05/18/16	8,092	24,278	(3)	$38.8600	05/18/24
	05/18/17	0	41,056	(11)	$33.9900	05/18/25
	05/21/14						1,244	(6)	$34,633
	05/20/15						3,186	(7)	$88,698
	05/18/16						8,106	(8)	$225,671
	05/18/17						12,357	(9)	$344,019
Michael D. Fricklas
	5/25/11	104,895	0		$49.9500	04/15/18
	5/23/12	118,577	0		$47.2100	04/15/18
	5/22/13	92,166	0		$69.5600	04/15/18
	5/21/14	72,464	0		$84.4600	04/15/18
	5/20/15	82,342	0		$65.9200	04/15/18
	5/18/16	69,364	0		$38.8600	04/15/18

(1)	Remaining portion of stock option grant vests on May 21, 2018.
(2)	Remaining stock option grant vests in equal annual installments on May 20, 2018 and 2019.
(3)	Remaining stock option grant vests in equal annual installments on May 18, 2018, 2019 and 2020.
(4)	Stock option grant vests in equal annual installments on November 10, 2017, 2018, 2019 and 2020.
(5)	Stock option grant vests in equal annual installments on January 9, 2018, 2019, 2020 and 2021.
(6)	Remaining RSUs vest on May 21, 2018.
(7)	Remaining RSUs vest in equal annual installments on May 20, 2018 and 2019.
(8)	Remaining RSUs vest in equal annual installments on May 18, 2018, 2019 and 2020.
(9)	RSUs vest in equal annual installments on May 18, 2018, 2019, 2020 and 2021.
(10)

Represents the threshold amount, or 25%, of the target award (82,640 PSUs), which is the minimum amount that will be paid if the market condition for the PSU awards is met. PSUs vest after the end of the performance period on December 31, 2019, subject to satisfaction of the market criteria for the performance period.

(11)	Stock option grant vests in equal annual installments on May 18, 2018, 2019, 2020 and 2021.

50 VIACOM INC.	2018 Proxy Statement

EXECUTIVE COMPENSATION

Option Exercises and Stock Vested in Fiscal Year 2017

The following table presents information on exercises of stock options and the vesting of restricted share units and performance share units held by our NEOs during fiscal year 2017.

	Option Awards (1)		Stock Awards (1)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)
Robert M. Bakish	—	—	21,101	(2)	732,419
Thomas E. Dooley	1,600,000	17,183,952	—		—
Wade C. Davis	—	—	18,524	(3)	641,639
Scott M. Mills	7,283	156,794	18,308	(4)	634,028
Christa A. D'Alimonte	—	—	3,840	(5)	137,253
Doretha (DeDe) F. Lea	3,301	47,405	7,048	(6)	244,881
Michael D. Fricklas	—	—	53,939	(7)	2,360,910

(1)

Represents the gross number of shares acquired and the gross value received on exercise/vesting, without reduction for the number of shares (i) sold to pay the exercise price, in the case of stock options or (ii) withheld to pay applicable withholding taxes, in the case of RSUs and PSUs. Shares and value net of withholding are discussed in the footnotes below.

(2)

Represents (i) the vesting of the last 25% of Mr. Bakish’s May 22, 2013 grant of 17,251 RSUs in accordance with the terms of the grant, valued at the closing price of our Class B common stock on the date of vesting of $35.24, (ii) the vesting of the third 25% of Mr. Bakish’s  May 21, 2014 grant of 14,208 RSUs in accordance with the terms of the grant, valued at the closing price of our Class B common stock on the date of vesting of $35.20, (iii) the vesting of the second 25% of Mr. Bakish’s May 20, 2015 grant of 18,204 RSUs in accordance with terms of the grant, valued at the closing price of our Class B common stock on the date of vesting of $35.20 and (iv) the vesting of the first 25% of Mr. Bakish’s May 18, 2016 grant of 34,740 RSUs in accordance with the terms of the grant, valued at the closing price of our Class B common stock on the date of vesting of $33.99. Mr. Bakish received a total of 10,722 shares net of withholding, or $461,714 in value.

(3)

Represents (i) the vesting of the last 25% of Mr. Davis’ May 22, 2013 grant of 10,351 RSUs in accordance with the terms of the grant, valued at the closing price of our Class B common stock on the date of vesting of $35.24, (ii) the vesting of the third 25% of Mr. Davis’  May 21, 2014 grant of 8,525 RSUs in accordance with the terms of the grant, valued at the closing price of our Class B common stock on the date of vesting of $35.20, (iii) the vesting of the second 25% of Mr. Davis’  May 20, 2015 grant of 20,479 RSUs in accordance with terms of the grant, valued at the closing price of our Class B common stock on the date of vesting of $35.20 and (iv) the vesting of the first 25% of Mr. Davis’ May 18, 2016 grant of 34,740 RSUs in accordance with the terms of the grant, valued at the closing price of our Class B common stock on the date of vesting of $33.99. Mr. Davis received a total of 10,891 shares net of withholding, or $377,246 in value.

(4)

Represents (i) the vesting of the last 25% of Mr. Mills’ May 22, 2013 grant of 9,488 RSUs in accordance with the terms of the grant, valued at the closing price of our Class B common stock on the date of vesting of $35.24, (ii) the vesting of the third 25% of Mr. Mills’ May 21, 2014 grant of 8,525 RSUs in accordance with the terms of the grant, valued at the closing price of our Class B common stock on the date of vesting of $35.20, (iii) the vesting of the second 25% of Mr. Mills’ May 20, 2015 grant of 20,479 RSUs in accordance with terms of the grant, valued at the closing price of our Class B common stock on the date of vesting of $35.20 and (iv) the vesting of the first 25% of Mr. Mills’ May 18, 2016 grant of 34,740 RSUs in accordance with the terms of the grant, valued at the closing price of our Class B common stock on the date of vesting of $33.99. Mr. Mills received a total of 10,764 shares net of withholding, or $372,770 in value.

(5)

Represents (i) the vesting of the last 25% of Ms. D’Alimonte’s November 15, 2012 grant of 4,063 RSUs in accordance with the terms of the grant, valued at the closing price of our Class common stock on the date of vesting of $38.61, (ii) the vesting of the last 25% of Ms. D’Alimonte’s May 22, 2013 grant of 2,156 RSUs in accordance with the terms of the grant, valued at the closing price of our Class B common stock on the date of vesting of $35.24, (iii) the vesting of the third 25% of Ms. D’Alimonte’s May 21, 2014 grant of 1,776 RSUs in accordance with the terms of the grant, valued at the closing price of our Class B common stock on the date of vesting of $35.20, (iv) the vesting of the second 25% of Ms. D’Alimonte’s May 20, 2015 grant of 2,731 RSUs in accordance with terms of the grant, valued at the closing price of our Class B common stock on the date of vesting of $35.20 and (v) the vesting of the first 25% of Ms. D’Alimonte’s May 18, 2016 grant of 4,632 RSUs in accordance with the terms of the grant, valued at the closing price of our Class B common stock on the date of vesting of $33.99. Ms. D’Alimonte received a total of 2,259 shares net of withholding, or $80,745 in value.

(6)

Represents (i) the vesting of the last 25% of Ms. Lea’s May 22, 2013 grant of 6,038 RSUs in accordance with the terms of the grant, valued at the closing price of our Class B common stock on the date of vesting of $35.24, (ii) the vesting of the third 25% of Ms. Lea’s May 21, 2014 grant of 4,973 RSUs in accordance with the terms of the grant, valued at the closing price of our Class B common stock on the date of vesting of $35.20, (iii) the vesting of the second 25% of Ms. Lea’s May 20, 2015 grant of 6,371 RSUs in accordance with terms of the grant, valued at the closing price of our Class B common stock on the date of vesting of $35.20 and (iv) the vesting of the first 25% of Ms. Lea’s May 18, 2016 grant of 10,808 RSUs in accordance with the terms of the grant, valued at the closing price of our Class B common stock on the date of vesting of $33.99. Ms. Lea’s received a total of 4,491 shares net of withholding, or $156,038 in value.

(7)

Represents (i) the vesting of the last 25% of Mr. Fricklas’ May 22, 2013 grant of 25,877 RSUs in accordance with the terms of Mr. Fricklas’ employment agreement, valued at the closing price of our Class B common stock on the date of vesting of $43.77, (ii) the vesting of the third and fourth 25% of Mr. Fricklas’ May 21, 2014 grant of 21,312 RSUs in accordance with the terms of Mr. Fricklas’ employment agreement, valued at the closing price of our Class B common stock on the date of vesting of $43.77, (iii) the vesting of the second and third 25% of Mr. Fricklas’ May 20, 2015 grant of 27,306 RSUs in accordance with terms of Mr. Fricklas’ employment agreement, valued at the closing price of our Class B common stock on the date of vesting of $43.77 and (iv) the vesting of the first and second 25% of Mr. Fricklas’ May 18, 2016 grant of 46,320 RSUs in accordance with the terms of Mr. Fricklas’ employment agreement, valued at the closing price of our Class B common stock on the date of vesting of $43.77. Mr. Fricklas received a total of 27,169 shares net of withholding, or $1,189,187 in value.

VIACOM INC.	2018 Proxy Statement 51

EXECUTIVE COMPENSATION

Fiscal Year 2017 Pension Benefits

We provide pension benefits through the Viacom Pension Plan and the Viacom Excess Pension Plan. However, effective December 31, 2012 and April 1, 2009, respectively, the Viacom Pension Plan and the Viacom Excess Pension Plan were closed and frozen, and no additional benefits were accrued after these dates. The table below presents certain information with respect to these plans.

Name	Plan Name	Number of Years Benefit Service (#)		Present Value of Accumulated Benefit ($) (1)	Payments During Last Fiscal Year ($)
Robert M. Bakish	Viacom Pension Plan	14 years, 11 months	(2)	$415,752	—
	Viacom Excess Pension Plan	11 years, 2 months	(2)	925,822	—
				$1,341,574
Thomas E. Dooley	Viacom Pension Plan	5 years, 3 months	(3)	$160,684	—
	Viacom Excess Pension Plan	1 year, 6 months	(3)	157,600	—
				$318,284
Wade C. Davis	Viacom Pension Plan	6 years, 2 months	(4)	$108,057	—
	Viacom Excess Pension Plan	2 years, 5 months	(4)	143,957	—
				$252,014
Scott M. Mills	Viacom Pension Plan	3 years, 0 months	(5)	$40,414	—
	Viacom Excess Pension Plan	—	(5)	—	—
				$40,414
Christa A. D'Alimonte	Viacom Pension Plan	—	(6)	$—	—
	Viacom Excess Pension Plan	—	(6)	—	—
				$—
Doretha (DeDe) F. Lea	Viacom Pension Plan	13 years, 2 months	(7)	$352,644	—
	Viacom Excess Pension Plan	9 years, 5 months	(7)	605,165	—
				$957,809
Michael D. Fricklas	Viacom Pension Plan	18 years, 5 months	(8)	$611,419	—
	Viacom Excess Pension Plan	14 years, 8 months	(8)	1,411,592	—
				$2,023,011

(1)

Present Value of Accumulated Benefit as of September 30, 2017 is determined assuming commencement of benefits at age 65 (or immediate commencement if over 65) with an interest adjustment during the deferral period from September 30, 2017 until age 65, but no pre-retirement mortality assumption. The present value for the Viacom Pension Plan reflects a discount rate of 4.04%, and the Viacom Excess Pension Plan reflects a discount rate of 3.99%. The mortality table used is the RP-2014 Mortality Table regressed to base year 2006, projected generationally from 2006 with Modified Scale MP-2016. The 0.75% ultimate level is reduced after age 85 to 0.60% at age 95, then to 0 by age 115. The Viacom Pension Plan payment form assumptions are that 70% of retirement eligible participants elect lump sums and 30% elect life annuities and that 75% of vested eligible participants elect lump sums and 25% elect life annuities. The Viacom Excess Pension Plan assumes the grandfathered benefit under Section 409A of the Code is payable in the same form of payment as the benefit under the Viacom Pension Plan. The benefit accumulated after the implementation of Section 409A of the Code assumes 100% of participants elect life annuities. The lump sum rate assumption is based on the Conduent Above Median Yield Curve as of September 30, 2017 and the IRS Section 417(e) prescribed mortality for 2017 under the Pension Protection Act with projection using Scale AA at decrement date.

(2)	Mr. Bakish commenced participation in the Viacom Pension Plan and the Viacom Excess Pension Plan on February 1, 1998.
(3)

Mr. Dooley commenced participation in the Viacom Pension Plan and the Viacom Excess Pension Plan on October 1, 2007. In addition, Mr. Dooley has a vested pension benefit under the CBS Corporation pension plans as a result of his previous service at Former Viacom. Under Mr. Dooley’s employment agreement, we are obligated to pay him the greater of (a) the benefit he would have received under our pension plans if he had received credit for the same number of years he has credited under the CBS Corporation pension plans plus his current years of service under our plans beginning as of his start date, offset by the benefit he has accrued under the CBS Corporation pension plans payable at age 65 and (b) the actual benefit he would be entitled to under our pension plans.

(4)	Mr. Davis commenced participation in the Viacom Pension Plan and the Viacom Excess Pension Plan on November 1, 2006.
(5)	Mr. Mills commenced participation in the Viacom Pension Plan on January 1, 2010.
(6)

Ms. D’Alimonte did not become eligible to participate in the Viacom Pension Plan or the Viacom Excess Pension Plan before the plans were closed and frozen and, therefore, she does not have a pension benefit.

(7)	Ms. Lea commenced participation in the Viacom Pension Plan and the Viacom Excess Pension Plan on November 1, 1998.
(8)	Mr. Fricklas commenced participation in the Viacom Pension Plan and the Viacom Excess Pension Plan on August 1, 1994.

52 VIACOM INC.	2018 Proxy Statement

EXECUTIVE COMPENSATION

The Viacom Pension Plan

The Viacom Pension Plan was frozen as of December 31, 2012. It had been established for all eligible Viacom employees who satisfied age and service requirements, including certain of the NEOs. The Pension Plan assumed from the Former Viacom pension plan (now the CBS Corporation pension plan) the liability for benefits accrued by Mr. Fricklas with respect to years of service at Former Viacom through the date of our separation from CBS Corporation, and assets allocable to those accrued benefits were also transferred to our Pension Plan based on applicable rules governing such transfers. The liability for Mr. Dooley as a result of his years of service at Former Viacom remains under the CBS Corporation pension plans.

The Pension Plan offers optional forms of annuity payments that a participant may elect upon retirement. The single life annuity is the normal form of payment for a single participant and the 50% joint and survivor annuity is the normal form of payment for a married participant. A reduction is applied to the single life annuity benefit if an optional form is elected. The 50% joint and survivor annuity and all optional forms of payment under the Pension Plan are the actuarial equivalent of the single life annuity benefit. The Pension Plan also offers a lump-sum distribution option and allows payment of benefits at any time following termination of employment regardless of age, with reduced benefits to reflect the participant’s age if under 65.

Total Benefit

A participant’s total benefit is equal to the sum of the following:

(1) Benefits Accumulated On or Before December 31, 2009

As of December 31, 2009, all benefits determined under the existing benefit formula were frozen. On or before December 31, 2009, an eligible employee’s retirement benefit was calculated based upon the employee’s years of benefit service (up to a maximum of 30 years), final average compensation and covered compensation amount, and using the plan formula in place, as of December 31, 2009. Final average compensation is eligible salary, commissions, overtime and eligible bonus for the highest 60 consecutive months out of the final 120 months of employment on the earlier of termination of employment or December 31, 2009. Covered compensation is the average of the Social Security Wage Bases during the 35-year period that ends with the year the employee reaches the Social Security Retirement age or December 31, 2009, if earlier. The pension plan formula as of December 31, 2009, which provides a monthly benefit payable in the form of a single life annuity at a normal retirement age of 65, was as follows:

1.25% times final average compensation up to the covered compensation amount times benefit service (up to 30 years)

plus

1.75% times final average compensation above the covered compensation amount times benefit service (up to 30 years).

For purposes of this benefit formula, under the Viacom Pension Plan certain participants receive credit for years of service under the Former Viacom pension plan.

(2) Benefits Accumulated January 1, 2010 Through December 31, 2012

For the period January 1, 2010 through December 31, 2012, pension benefits accumulated under a benefit formula that provided a single-sum benefit payable at the normal retirement age of 65, equal to 10% of the participant’s post-2009 accumulated compensation. Accumulated compensation is the total of the participant’s eligible salary, eligible bonus, commissions and overtime from January 1, 2010 through December 31, 2012, adjusted annually during employment by a wage inflation factor. The wage inflation factor is based on the annual increase in the Social Security Wage Base, with an annual cap of 4%.

Viacom Pension Plan Frozen on December 31, 2012

The Pension Plan was frozen effective December 31, 2012. Participants as of December 31, 2012

remained entitled to the benefits already earned and have not earned additional benefits since that date.

VIACOM INC.	2018 Proxy Statement 53

EXECUTIVE COMPENSATION

The Viacom Excess Pension Plan

We established the Viacom Excess Pension Plan to provide benefits to participants in the Pension Plan whose annual base salary exceeds the IRS’s annual compensation limit. Effective April 1, 2009, we discontinued further accruals under the Excess Pension Plan.

We have assumed the liability for amounts credited for Mr. Fricklas under the Former Viacom excess pension plan through the date of our separation from CBS Corporation. The liability for Mr. Dooley remains a liability of CBS Corporation.

Benefits under the Excess Pension Plan are calculated using the Pension Plan formula and eligible compensation in excess of the annual compensation limit. The overall accrued benefit for each participant was calculated as of March 31, 2009, the date we ceased accruals under the plan. The maximum amount of total compensation earned on or before March 31, 2009 that was taken into account under the Pension Plan and the Excess

Pension Plan was generally limited to $750,000. Participants will receive the portion of their pension benefits accrued and vested under the Excess Pension Plan prior to January 1, 2005 coincident with and in the same form as their benefit from the Pension Plan. Payment of the portion of their benefit accrued and vested after December 31, 2004 will begin generally as of the later of the first day of the month coincident with or next following six months after termination of employment or the first day of the month coincident with or next following their attainment of age 55 and will be paid in the form of an annuity.

We generally do not grant employees extra years of benefit service under the Pension Plan or the Excess Pension Plan for purposes of calculating a pension benefit. However, we have on rare occasions, in connection with the negotiation of an executive employment agreement, agreed to terms that effectively grant credit for additional years of service.

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Fiscal Year 2017 Nonqualified Deferred Compensation

In addition to our tax-qualified 401(k) Plan, we maintain certain nonqualified deferred compensation plans. The Viacom Excess 401(k) Plans and the Viacom Bonus Deferral Plans are available to certain employees whose income exceeds certain statutory limits for the 401(k) Plan. We also previously had a program for any deferrals of base salary required under employment agreements.

In fiscal year 2017, Messrs. Bakish, Davis, Mills and Fricklas and Mses. D’Alimonte and Lea contributed to the Excess 401(k) Plan, and Mr. Mills deferred bonus amounts under the Bonus Deferral Plan. Mr. Bakish, Ms. Lea and Mr. Fricklas previously deferred bonus amounts under the Bonus Deferral Plan, and Mr. Fricklas previously deferred a portion of his base salary under his employment agreement. The table below presents, on an aggregate basis, contributions to these plans in fiscal year 2017, earnings in fiscal year 2017, and the balances in the plans as of September 30, 2017.

Name	Plan	Executive Contributions in FY 2017 ($) (1)	Company Contributions in FY 2017 ($) (2)	Aggregate Earnings in FY 2017 ($) (3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at 9/30/17 ($)
Robert M. Bakish	Excess 401(k)	$424,788	$13,300	$1,365,908	$—	$8,476,168
	Bonus Deferral	$—	$—	$642,173	$—	$3,883,016
		$424,788	$13,300	$2,008,081	$—	$12,359,184
Thomas E. Dooley	—	$—	$—	$—	$—	$—
Wade C. Davis	Excess 401(k)	$244,500	$13,300	$7,296	$—	$2,360,919
Scott M. Mills	Excess 401(k)	$223,929	$8,500	$181,476	$—	$1,455,451
	Bonus Deferral	$206,250	$—	$142,736	$—	$1,048,702
		$430,179	$8,500	$324,212	$—	$2,504,153
Christa A. D'Alimonte	Excess 401(k)	$73,293	$14,394	$45,310	$—	$423,995
Doretha (DeDe) F. Lea	Excess 401(k)	$30,922	$7,286	$69,874	$—	$591,750
	Bonus Deferral	$—	$—	$3,452	$—	$23,642
		$30,922	$7,286	$73,326	$—	$615,392
Michael D. Fricklas	Excess 401(k)	$26,882	$3,549	$462,644	$—	$4,916,440
	Bonus Deferral	$—	$—	$159,440	$—	$1,602,993
	Salary Deferral	$—	$—	$—	$—	$159,087
		$26,882	$3,549	$622,084	$—	$6,678,520

(1)

Amounts represent contributions by Messrs. Bakish, Davis, Mills and Fricklas and Mses. D’Alimonte and Lea under our Excess 401(k) Plan for Designated Senior Executives and bonus amounts deferred by Mr. Mills under our Bonus Deferral Plan, all of which are also reflected in the Fiscal Year 2017 Summary Compensation Table.

(2)

Amounts represent company match under the Excess 401(k) Plan for Designated Senior Executives. These amounts are also included in the “All Other Compensation” column in the Fiscal Year 2017 Summary Compensation Table.

(3)

Except as otherwise noted, amounts deferred under our Deferral Plans are deemed invested in the same investment alternatives that the NEO has elected for his or her tax-qualified 401(k) plan or, if no election has been made, in the 401(k) plan’s default investment option. Amounts are net of deductions for annual fees. Since these amounts are not preferential, they are not included in the Fiscal Year 2017 Summary Compensation Table.

The Viacom Excess 401(k) Plans

We have established Excess 401(k) Plans to provide benefits to employees who are participants in the tax-qualified 401(k) Plan and whose annual base salary exceeds the annual compensation limit set forth in the Code. For calendar year 2017, the compensation limit for the tax-qualified 401(k) Plan was $265,000. We maintain an account in the name of each participant and that account is credited with the amount of the participant’s deferral. A participant may elect to defer between 1% and 15% of eligible compensation on a before-tax basis. Eligible compensation for Excess 401(k) Plan participants is, in general, a participant’s base pay including all pre-tax elective contributions made on behalf of a participant either to a company “qualified cash or deferred arrangement” (as defined under Section 401(k) of the Code and applicable regulations), a “cafeteria plan” (as defined under Section 125 of the Code and applicable regulations), or a “qualified transportation fringe” (as defined under Section 132(f) of the Code and the applicable regulations). Eligible compensation does not include deferred compensation or cash bonuses under our STIP. Deferrals to the Excess 401(k) Plans begin once Code limits have been reached in the tax-qualified 401(k) Plan.

In fiscal year 2017, we matched 100% of the first 1% and 50% of the next 5% of eligible compensation contributed by a participant on a pre-tax basis. Matching contributions credited under the Excess 401(k) Plans in the aggregate for any participant were subject to an eligible compensation limit of $500,000. Participants become fully vested in the

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EXECUTIVE COMPENSATION

matching contribution after two years of service. Participant accounts under the Excess 401(k) Plans are credited (or charged) with earnings, gains or losses based on the investment performance of the funds selected by the participant for amounts contributed to the qualified 401(k) Plan. For purposes of vesting, participants receive credit for years of service credited under the Former Viacom 401(k) plan. We have assumed the total liability for amounts credited under the Former Viacom excess 401(k) plans through the date of our separation from CBS Corporation for our NEOs who participated in the Former Viacom excess 401(k) plans.

The Bonus Deferral Plans

Our Bonus Deferral Plans are voluntary unfunded nonqualified deferred compensation plans for the benefit of senior executives who are designated as eligible to participate in the Excess 401(k) Plans (whose annual base salary exceeds the annual compensation limit applicable to the tax-qualified 401(k) Plan). A participant can elect before the end of each fiscal year to defer a portion (from 1% to 15%) of his or her annual bonus amount earned during the next succeeding fiscal year. We maintain an account in the name of each participant and that account is credited with the amount of the participant’s bonus deferral. Participant accounts under the Bonus Deferral Plans are credited (or charged) with earnings, gains or losses based on the investment performance of the funds selected by the participant for amounts contributed to the tax-qualified 401(k) Plan. We do not make matching contributions in the Bonus Deferral Plans. We have assumed the liability for amounts credited under the Former Viacom bonus deferral plans through the date of the separation for our NEOs who participated in the Former Viacom bonus deferral plan.

Distributions and Withdrawals under the Excess 401(k) Plans and Bonus Deferral Plans

The vested portion of each participant’s accounts in the Excess 401(k) Plans and the Bonus Deferral Plans is distributed in cash after termination of employment in accordance with the participant’s payment election. Participants are required to make a joint payment election for all amounts deferred under the plans.

For amounts earned, deferred and vested prior to January 1, 2005, participants elected to have these amounts paid in a single lump sum in January of the first, second, third, fourth or fifth year following termination of employment, or in up to five annual installments in amounts designated by the participants beginning in the January following the year of termination. If no election is made, a participant is deemed to have elected a lump sum payment in January of the year following termination of employment. If a participant elects to receive annual installment payments over a period of two or more years, the annual payments will be made in substantially equal annual installments, unless the participant designates at the time of making his or her payment option election a specific percentage of his or her account to be distributed in each year. All specified percentages must be a whole multiple of

10%, and the total of all designated percentages must be equal to 100%. For all amounts earned, deferred and vested prior to January 1, 2005, participants can change their payment elections up to three times during their term of employment. Payments of pre-2005 amounts will be made in accordance with the most recent payment election made more than six months before termination of employment.

For amounts earned, deferred or vested after December 31, 2004, the payment options are the same as those set forth above, except that a participant will not be able to receive any payment from post-2004 accounts until the later of the January 31 following his or her termination of employment or six months following termination of employment. No changes can be made to the joint payment election made for post-2004 deferrals.

A participant who suffers an unforeseeable emergency as defined in Section 409A of the Code may receive a withdrawal of all or part of the vested portion of his or her accounts in the Excess 401(k) Plans and/or the Bonus Deferral Plans to the extent permitted under Section 409A of the Code.

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The Deferred Compensation Plan

The Deferred Compensation Plan was established for employees who have a deferred compensation arrangement in their employment contract. The amounts deferred are dictated by the specific employment contract. Participant accounts under the deferred compensation plan are credited (or charged) with earnings, gains or losses based on the investment performance of the funds selected by the participant for amounts contributed to the qualified 401(k) Plan. We do not make matching contributions in the Deferred Compensation Plan. Payment of amounts accrued under the Deferred Compensation Plan are made in accordance with the participant’s employment agreement, which generally provides that the amounts be paid after the participant ceases to be an employee in a timeframe designed to comply with the requirements of Section 409A of the Code unless a grandfather provision applies. We have assumed the liability for amounts credited under the Former Viacom deferred compensation plan through the date of the separation for our NEOs who participated in the plan.

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EXECUTIVE COMPENSATION

Payments Upon Termination or Change-In-Control

Overview

Our employment agreements and certain of our plans require us to provide compensation and other benefits to our NEOs if their employment terminates under certain circumstances. Specifically:

●	we generally limit cash severance to 2x the sum of the annual base salary and target bonus amount;
●	we do not have any “single trigger” plans or other arrangements that provide for benefits, payments or accelerated vesting of equity awards solely upon a change-in-control; and
●	our employment agreements specify that we may terminate the executive with or without “cause” and define certain events that may permit the executive to resign for “good reason.”

The following table summarizes our general approach to contractual severance upon the occurrence of various events. Individual NEO employment agreements may contain variations to the general approach. See “Specific Employment Agreement Provisions” below for additional detail.

	Cash Severance	Unvested Equity Awards	Vested Equity Awards	Other Benefits	Accrued Benefits (1)
Termination for “Cause” or Resignation without “Good Reason”	None	Forfeited	Stock options forfeited if termination “for cause” and generally exercisable for a set time if resignation without “good reason”	None, except as required by law; retiree medical if certain conditions met	Payable through date of termination
Termination without “Cause” or Resignation for “Good Reason”	Generally capped at 2x base and bonus amount; benefits may be reduced if less than 2 years remain in contract	Generally accelerated vesting of at least a portion of awards	Stock options generally exercisable for a set time	Company-paid health and welfare and life insurance benefits for a set period; retiree medical possible	Payable through date of termination/ resignation
Retirement	None	Stock options and RSUs forfeited; Retirement date last day of PSU measurement period	Stock options generally exercisable for 3 years	Retiree medical if certain conditions met	Payable through date of retirement
Death	None	Stock options and RSUs forfeited; date of death last day of PSU measurement period	Stock options generally exercisable for a set time	Life insurance at specified amounts paid by our insurer	Payable through date of death
Long-term Disability	None	No impact	No impact	Long-term disability amounts paid (2)	Payable through date of disability
(1)

Reflects accrued salary and bonus amounts, retirement plan obligations and other accrued amounts that were fully earned and vested, and not otherwise forfeited, as of the executive’s termination date. Certain of these accrued obligations are discussed in the “Fiscal Year 2017 Pension Benefits” and “Fiscal Year 2017 Nonqualified Deferred Compensation” tables.

(2)	See “Disability Benefits” below for additional detail.

Payments Made Upon the Separation of Former NEOs

The separation of each of Mr. Dooley and Mr. Fricklas from the company, effective November 15, 2016 and April 15, 2017, respectively, was treated as a termination without “cause,” a resignation for “good reason” and a “qualifying termination,” as such terms were defined in their respective employment agreements.

Under the terms of Mr. Dooley’s employment agreement, total payments related to his separation from the company comprise:

●	a cash payment of $9,000,000, representing three times his base salary; and
●	a cash payment of $48,000,000, representing three times his target bonus award.
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Under the terms of Mr. Fricklas’ employment agreement, total payments related to his separation from the company comprise:

●	a cash payment of $2,575,000, representing two times his base salary; and
●	a cash payment of $4,950,000, representing two times his target bonus award.

The following table sets forth the total of all cash amounts and the value of all other benefits that each of Mr. Dooley and Mr. Fricklas will have received in connection with the executive’s separation from the company when they are fully paid.

NEO	Salary (1)	Bonus (1)	Benefits (2)	Total
Thomas E. Dooley	$9,000,000	$48,000,000	$1,211,932	$58,211,932
Michael D. Fricklas	$2,575,000	$4,950,000	$53,534	$7,578,534

(1)

Cash severance capped under employment agreement at three times (in the case of Mr. Dooley) or two times (in the case of Mr. Fricklas) base salary and bonus amount. Amounts shown do not include salary and bonus earned prior to separation.

(2)

Continuation of health and welfare benefits, life insurance premiums and, in the case of Mr. Dooley, office space and secretary, and, applying an interest rate of 1.193%, interest on payments delayed under 409A.

(3)	Amount is also reported in the “Fiscal Year 2017 Summary Compensation Table” above.

The following table sets forth the market value of equity awards that were outstanding and accelerated upon the executive’s separation under the terms of the respective executive’s employment agreement. The last day of the measurement period for Mr. Dooley’s PSUs was the effective date of his separation. The closing price of our Class B common stock on November 15, 2016 was $38.61, and the closing price of our Class B common stock on April 15, 2017 was $43.77.

NEO	Market Value of Accelerated Equity Awards
Thomas E. Dooley	$0	(1)
Michael D. Fricklas	2,547,923

(1)	The payout to Mr. Dooley in respect of his outstanding PSUs upon his separation from Viacom effective November 15, 2016 was $0 based on performance over the applicable measurement period.

Potential Payments as of September 30, 2017, Upon Termination Without “Cause” or Resignation for “Good Reason”

The following table sets forth the maximum cash amounts and the value of other benefits that each of our NEOs who were employed as of September 30, 2017 would have received from the company if a termination without “cause” or resignation for “good reason” had occurred effective September 30, 2017. The actual amounts received by each of Mr. Dooley and Mr. Fricklas in connection with their separation from the company effective November 15, 2016 and April 15, 2017, respectively, is discussed above under “Payments Made Upon the Separation of Former NEOs.” Any actual amounts our remaining NEOs would receive would vary depending on any actual date of termination or resignation, the company’s performance and other factors.

	Payable by Viacom
NEO	Salary (1)	Bonus (1)	Benefits (2)	Total
Robert M. Bakish	$6,000,000	$14,000,000	$103,046	$20,103,046
Wade C. Davis	$3,500,000	$5,000,000	$6,425	$8,506,425
Scott M. Mills	$3,500,000	$5,000,000	$34,761	$8,534,761
Christa A. D'Alimonte	$2,000,000	$2,000,000	$77,146	$4,077,146
Doretha (DeDe) F. Lea	$1,700,000	$1,360,000	$112,860	$3,172,860

(1)

Cash severance capped under employment agreement at two times the sum of base salary and target bonus amount. Amounts are reduced if less than two years remain on the employment agreement. Amounts shown do not include salary and bonus earned prior to separation.

(2)	Continuation of health and welfare benefits and life insurance premiums.

The following table sets forth the market value of outstanding equity awards that would have accelerated in connection with a termination without “cause” or resignation for “good reason” effective September 30, 2017, assuming the Class B shares underlying the awards were sold on September 30, 2017. The table values RSUs as of September 30, 2017. The closing price of our Class B common stock on September 30, 2017 was $27.84.

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EXECUTIVE COMPENSATION

NEO	Market Value of Accelerated Equity Awards
Robert M. Bakish	$1,907,040
Wade C. Davis	$720,109
Scott M. Mills	$720,109
Christa A. D'Alimonte	$311,446
Doretha (DeDe) F. Lea	$606,996

Specific Employment Agreement Provisions of Continuing NEOs

Termination Without “Cause” or Resignation for “Good Reason”

Cash Severance

●

Subject to an overall cap of 2x the sum of annual base salary and target bonus amount, salary is payable at specified rate for the longer of 1 year or the end of the contract term, and annual bonus or pro-rated bonus amount (as applicable) is payable at the lesser of target amount or corporate multiplier if under 100% through the end of the contract term.

●	Offset: The company has the right to offset severance with respect to periods following 12 months after termination to the extent they are receiving other compensation for their services.

Unvested Equity Awards

●	PSUs: Outstanding PSUs will be paid out and the date of termination will be deemed the last day of the applicable measurement period for purposes of calculating the payout received.
●

Stock Options: Unvested stock options that would have vested during the contract term will vest and remain exercisable for six months (or until their expiration date, if earlier). Unvested RSUs that would have vested during the contract term will vest.

Vested Equity Awards

Vested stock options will remain exercisable for six months (or until their expiration date, if earlier).

Termination due to Death, Permanent Disability or Retirement

Unvested Equity Awards

●

PSUs: Outstanding PSUs will be paid out and the date of termination for death/long-term disability will be deemed the last day of the applicable measurement period for purposes of calculating the payout received.

●	Stock Options and RSUs: If due to death or permanent disability, unvested stock options and RSUs will be forfeited. If due to retirement, unvested stock options that would have vested during the contract term will vest and remain exercisable for three years (or until their expiration date, if earlier).

Vested Equity Awards

Vested stock options will remain exercisable for two years, in the event of death, and three years, in the event of permanent disability or retirement (or, in each case, until their expiration date, if earlier).

Pension Benefits

Entitlement to pension benefits is described under the heading “Fiscal Year 2017 Pension Benefits.”

Definition of “Cause”

Under the NEOs’ employment agreements, we generally would have “cause” to terminate employment in any of the following circumstances: (i) engaging in embezzlement, fraud or other conduct that would constitute a felony; (ii) engaging in conduct that would constitute a financial crime, material act of dishonesty or material unethical business conduct, involving Viacom, (iii) engaging in the willful unauthorized disclosure of confidential information; (iv) failure to obey a material lawful directive that was appropriate to the NEO’s position from an executive or executives in the NEO’s reporting line; (v) committing a material breach of the NEO’s employment agreement; (vi) failure (except in the event of disability) or refusal to substantially perform material obligations under the NEO’s employment agreement; (vii) willful failure to cooperate with a bona fide internal investigation or

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EXECUTIVE COMPENSATION

investigation by regulatory or law enforcement authorities, after being instructed by Viacom to cooperate; (viii) willful destruction or failure to preserve documents or other material known to be relevant to such an investigation; or (ix) willful inducement of others to engage in the conduct described in subparagraphs (i) through (viii) above or to otherwise breach their obligations to Viacom. We are required to notify the NEO after any event that constitutes “cause” before terminating the NEO’s employment, and in general he has 10 business days after receiving notice to cure the event.

Resignation for “Good Reason”

Our NEO employment agreements include a provision permitting the executive to terminate employment for “good reason,” including in any of the following circumstances: (i) if we assign the NEO duties inconsistent with the NEO’s current position or duties; (ii) if we withdraw material portions of the

NEO’s duties; or (iii) if we materially breach our material obligations under the NEO’s employment agreement. The executives generally are required to notify us within 30 days after the occurrence of any event that constitutes “good reason,” and in general we have 30 business days to cure the event.

 Restrictive Covenants

Our executive employment agreements contain several important restrictive covenants with which an executive must comply following termination of employment. For example, the entitlement of our NEOs to payment of any unpaid portion of the severance amount indicated in the table as owing following a termination without “cause” or resignation for “good reason” is conditioned on the executive’s compliance with covenants not to engage in any business that competes with Viacom and not to solicit certain of our employees. In some cases, Viacom may offset continuing compensation.

The employment agreements for each of the NEOs also contain covenants regarding cooperation in litigation proceedings and non-disparagement, covenants regarding non-disclosure of confidential information and recognition of Viacom’s ownership of works of authorship resulting from their services (both of unlimited duration) and covenants concerning the executive’s ability to prepare or assist in the preparation of certain creative works.

Disability Benefits

In the event an NEO becomes disabled during the term of employment, the NEO may participate in our short-term disability program for up to 26 weeks, and may then participate in our long-term disability program. In addition to any accrued benefits and target annual bonus payable, our NEOs would participate in our short-term disability program on the same basis as any other employee, earning 100% of salary for the first 13 weeks of participation in the short-term disability program and 80% of salary for the second 13 weeks. They would receive payments from our long-term disability insurer up to a maximum amount per month, until age 65.

Compliance with Section 409A

 Our NEOs are “specified employees” for purposes of Section 409A of the Code. As a result, without triggering adverse consequences, we cannot make payments of “deferred compensation” within the meaning of Section 409A to them within six months of termination of employment, subject to certain exceptions. We have agreed to delay the payment of any amounts required to be delayed for six months until we are permitted to make payment without triggering adverse consequences under Section 409A.

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EQUITY COMPENSATION PLAN INFORMATION

EQUITY COMPENSATION PLAN INFORMATION

During fiscal year 2017, we granted equity awards to employees under the Viacom Inc. 2016 Long-Term Management Incentive Plan and to Outside Directors under the Viacom Inc. 2011 RSU Plan for Outside Directors, as amended and restated as of January 1, 2016, and as further amended and restated as of October 31, 2016. The Viacom Inc. 2011 Stock Option Plan for Outside Directors was amended by our Board on January 17, 2013 to provide that Outside Directors would no longer receive annual grants of stock options. The director plans continue to use a common share reserve.

The following table sets forth certain information as of September 30, 2017, concerning the shares of Class B common stock authorized for issuance under these equity compensation plans. No shares of Class A common stock are authorized for issuance under the plans. As of September 30, 2017, we had no equity compensation plans under which shares may be issued that have not been approved by our stockholders.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities otherwise reflected in this table)
Equity compensation plans approved by security holders:
LTMIP	18,040,356	(1)	$52.91	24,640,077	(2)
Director Plans	336,062	(3)	$38.74	393,280	(4)
Total	18,376,418		$52.85	25,033,357

(1)

Includes, as of September 30, 2017, 2,515,842 shares reserved for issuance upon settlement of outstanding RSUs and PSUs. Assumes PSU awards are paid at target, except for awards for which the measurement period has been completed.

(2)	Reflects, as of September 30, 2017, shares reserved for future grants of stock options, RSUs, PSUs and/or other equity awards.
(3)	Includes, as of September 30, 2017, 269,033 shares reserved for issuance upon settlement of outstanding RSUs.
(4)	Reflects, as of September 30, 2017, shares reserved for future grants of stock options and RSUs.

62 VIACOM INC.	2018 Proxy Statement

REPORT OF THE AUDIT COMMITTEE

REPORT OF THE AUDIT COMMITTEE

The following Report of the Audit Committee does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent Viacom specifically incorporates such information by reference.

The Audit Committee is composed of four Outside Directors and operates under a written charter that it reviews at least annually and that was last amended in September 2017. The Board has determined that each of the four current members of the Audit Committee is independent, is “financially sophisticated” under NASDAQ listing standards and qualifies as an “audit committee financial expert” under the regulations promulgated under the Securities Act.

The Audit Committee oversees the accounting and financial reporting processes of Viacom and the integrated audits of Viacom’s consolidated financial statements, including the quality and integrity of Viacom’s financial statements and related disclosures. The Audit Committee also assists the Board’s oversight of:

●	Viacom’s compliance with legal and regulatory requirements;
●	the qualifications, performance and independence of Viacom’s independent auditor, PricewaterhouseCoopers LLP (“PwC”); and
●	the performance of Viacom’s internal audit function.

The Audit Committee oversees PwC’s work and, at least annually, determines its fees, evaluates it performance and assesses its independence. PwC reports directly to the Audit Committee, and the Audit Committee retains the authority to terminate the relationship at any time.

●

As part of its oversight duties, the Audit Committee reviews with PwC the scope, planning and staffing of the annual audit and has the sole authority to pre-approve, and does pre-approve, all services provided by PwC.

●

As part of its evaluations of PwC’s performance, the Audit Committee takes into account relevant factors such as the experience, qualifications, rotation requirements and performance of the senior members of the independent audit team and the opinions of members of management, including the Senior Vice President, Chief Audit and Compliance Officer.

●

As part of PwC’s independence assessments, the Audit Committee discusses with PwC any disclosed relationships between PwC and the company and reviews with the lead audit partner whether any of the senior audit team members receives any discretionary compensation from the audit firm with respect to non-audit services performed by PwC.

 The Audit Committee also:

●	reviews and discusses with management and PwC Viacom’s annual audited financial statements, quarterly financial statements and earnings releases;
●	reviews Viacom’s risk assessment and risk management processes;
●	reviews the internal audit function’s organization, responsibilities, audit plan, results, budget and staffing;
●	reviews with management and PwC the effectiveness of Viacom’s internal control over financial reporting and disclosure controls and procedures;
●	reviews with management material legal matters and the effectiveness of Viacom’s procedures to ensure compliance with legal and regulatory requirements; and
●

has established procedures for (a) the receipt, retention and treatment of complaints received by the company regarding accounting, internal accounting controls or auditing matters and (b) the confidential, anonymous submission by Viacom employees of concerns regarding questionable accounting or auditing matters.

The Audit Committee discusses certain matters with PwC on a regular basis, including Viacom’s critical accounting policies, certain communications between PwC and management, and PwC’s independence and qualifications. The Audit Committee also receives reports throughout the year from the Senior Vice President, Chief Audit and Compliance Officer with respect to, among other things, the results of internal audits and compliance practices.

Viacom’s management is responsible for the preparation of its consolidated financial statements, the financial reporting processes and maintaining effective internal control over financial reporting. The independent auditor is responsible for performing an integrated audit of the consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”) and expressing an opinion on the

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REPORT OF THE AUDIT COMMITTEE

conformity of the audited consolidated financial statements to U.S. GAAP and the effectiveness of the company’s internal control over financial reporting. The Audit Committee monitors and oversees these processes.

As part of its oversight role, the Audit Committee has reviewed and discussed with management and with PwC Viacom’s audited consolidated financial statements for the fiscal year ended September 30, 2017 and disclosures under “Management’s Discussion and Analysis of Results of Operations and Financial Condition” in Viacom’s Annual Report on Form 10-K for the fiscal year ended September 30, 2017. The Audit Committee has also discussed with PwC all required communications, including the matters required to be discussed pursuant to PCAOB Auditing Standard No. 16 (Communications with Audit Committees). In addition, the Audit Committee has received the written disclosures and the letters from PwC required by PCAOB Rules 3520 (Auditor Independence), 3524

(Audit Committee Pre-Approval of Tax Services), 3525 (Audit Committee Pre-Approval of Non-audit Services Related to Internal Control Over Financial Reporting) and 3526 (Communication with Audit Committees Concerning Independence) and has discussed with PwC the firm’s independence from Viacom.

 Based on the Audit Committee’s review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in Viacom’s Annual Report on Form 10-K for the fiscal year ended September 30, 2017.

MEMBERS OF THE AUDIT COMMITTEE

Ronald Nelson, Chair

Thomas May

Judith McHale

Charles E. Phillips, Jr.

64 VIACOM INC.	2018 Proxy Statement

SERVICES PROVIDED BY THE INDEPENDENT AUDITOR AND FEES PAID

SERVICES PROVIDED BY THE INDEPENDENT AUDITOR AND FEES PAID

Audit Committee Pre-Approval of Services Provided by PwC

All audit and non-audit services provided to us by PwC in fiscal year 2017 were pre-approved by either our full Audit Committee or the Chair of the Audit Committee. Under our pre-approval policies and procedures in effect during fiscal year 2017, the Audit Committee Chair was authorized to pre-approve the engagement of PwC to provide certain specified audit and non-audit services, and the engagement of any accounting firm to provide certain specified audit services, up to a maximum amount of $200,000 per engagement, with the total amount of such authorizations outstanding that have not been reported to the Audit Committee not to exceed an aggregate of $750,000. The Audit Committee receives reports on the engagements approved by the Chair pursuant to this delegation.

PwC Fees

The following table presents the fees paid by Viacom and its subsidiaries for services rendered by PwC for the fiscal years ended September 30, 2017 and September 30, 2016.

	FY 2017	FY 2016
Audit Fees (1)	$11,391,509	$11,588,551
Audit-Related Fees (2)	$661,521	$589,448
Tax Fees (3)	$1,913,597	$1,172,926
All Other Fees (4)	$29,666	$171,742
Total	$13,996,293	$13,522,667

(1)

Represents audit fees billed for each of fiscal years 2017 and 2016, which reflect the integrated audit of our financial statements, statutory audits and services provided in connection with our debt offerings, comfort letters and SEC filings.

(2)	Represents audit-related fees billed in each of fiscal years 2017 and 2016, which are principally related to reviews of accounting information systems, compliance services and agreed upon procedures.
(3)	Represents tax fees billed in each of fiscal years 2017 and 2016, which are principally related to consulting and certain domestic and international tax compliance services.
(4)	Represents all other fees billed in each of fiscal years 2017 and 2016, which are principally related to PwC reference materials and tools.

VIACOM INC.	2018 Proxy Statement 65

ITEM 2 — RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT AUDITOR

ITEM 2 – RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT AUDITOR

The Audit Committee has appointed PricewaterhouseCoopers LLP (“PwC”) as the independent auditor of our consolidated financial statements for our fiscal year ending September 30, 2018, subject to stockholder ratification.

The Audit Committee is directly responsible for the appointment, compensation and oversight of our independent auditor and has reviewed PwC’s independence from us, as described in the “Report of the Audit Committee.” In appointing PwC as our independent auditor for our fiscal year 2018, and in recommending that our stockholders ratify the appointment, the Audit Committee has considered, among other things, whether the non-audit services provided by PwC were compatible with maintaining PwC’s independence from us and has determined that such services do not impair PwC’s independence. In addition, in connection with the mandated rotation of PwC’s lead engagement partner, the Audit Committee and the Audit Committee Chair were directly involved in the selection of PwC’s new lead engagement partner beginning in 2018.

PwC has served as our independent auditor since 2005. In order to assure continuing auditor independence, the Audit Committee periodically considers whether there should be a rotation of the independent auditor, and the members of the Audit Committee believe that the continued retention of PwC to serve as our independent auditor is in the best interests of Viacom and its stockholders.

Representatives of PwC are expected to be present at the Annual Meeting and will be given an opportunity to make a statement if they desire to do so. They will also be available to respond to questions at the Annual Meeting.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors recommends a vote “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP to serve as our independent auditor for our fiscal year 2018. In accordance with the Board’s recommendation, the proxy holders will vote the shares of Class A common stock covered by valid and timely received proxies “FOR” this proposal, unless the stockholder gives instructions to the contrary.

66 VIACOM INC.	2018 Proxy Statement

OTHER MATTERS

OTHER MATTERS

As of the date of this proxy statement, management does not intend to present and has not been informed that any other person intends to present any matter for action not specified in this proxy statement. If any other matters properly come before the Annual Meeting, it is intended that the proxy holders will act on those matters in accordance with their best judgment.

In order for proposals by stockholders to be considered for inclusion in the proxy card and proxy statement relating to the 2019 Annual Meeting of Stockholders, such proposals must be received on or before September 21, 2018 at our principal executive offices at 1515 Broadway, New York, NY 10036-5794, attention: Christa A. D’Alimonte, Secretary.

By Order of the Board of Directors,

CHRISTA A. D’ALIMONTE

Secretary

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting

We have sent or are sending the Notice of Internet Availability of Proxy Materials, which indicates that this Notice of 2018 Annual Meeting of Stockholders and Proxy Statement, our Stockholder Letter and our Annual Report on Form 10-K for the fiscal year ended September 30, 2017, with financial statements and schedules thereto, will be made available at http://proxymaterials.viacom.com. If you wish to receive paper or e-mail copies of any of these materials, please follow the instructions on your Notice of Internet Availability of Proxy Materials. These materials are also available on our website at www.viacom.com.

VIACOM INC.	2018 Proxy Statement 67

VIACOM INC. 1515 Broadway New York, New York 10036 2018 Annual Meeting Proxy Card The undersigned hereby appoints ROBERT M. BAKISH and CHRISTA A. D'ALIMONTE, and each of them, as proxy holders with full power of substitution, to represent and to vote on behalf of the undersigned all of the shares of Class A Common Stock of Viacom Inc. represented by this proxy at the 2018 Annual Meeting of Stockholders to be held on Thursday, March 8, 2018 at Viacom's corporate headquarters at 1515 Broadway, New York, New York, beginning at 9:00 a.m., Eastern Standard Time, and at any adjournments or postponements thereof, on the items of business set forth on the reserve side as more fully described in the Notice of 2018 Annual Meeting of Stockholders and Proxy Statement. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF VIACOM INC. THIS PROXY, WHEN PROPERLY EXECUTED AND TIMELY RECEIVED PRIOR TO THE MEETING, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. You are encouraged to specify your choices by marking the appropriate boxes, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The Board of Directors recommends a vote FOR each of the directors in item 1 and FOR item 2. Therefore, unless otherwise specified, the vote represented by this proxy will be cast FOR each of the directors in item 1 and FOR item 2. The proxy holders are directed to vote as specified on the reverse side hereof and in their discretion on all other matters. Attention 401(k) plan participants: If you hold shares of Viacom Inc. Class A Common Stock through the Viacom 401(k) plan, you should complete, sign and return this proxy card to instruct the trustee of the plan how to vote these shares. Your proxy must be received no later than 11:59 p.m., Eastern Standard Time, on March 5, 2018 so that the trustee of the plan (who votes the shares on behalf of plan participants) has adequate time to tabulate the voting instructions. Your voting instructions will be kept confidential. Address Changes/Comments: (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) Viacom Inc. c/o Broadridge 51 Mercedes Way Edgewood, NY 11717